SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement

(Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

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WORLD FUEL SERVICES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WORLD FUEL SERVICES CORPORATION

9800 Northwest 41st Street, Suite 400

Miami, Florida 33178

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD June 3, 2008

Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION will be held on Tuesday, June 3, 2008, at 8:00 a.m., local time, at our offices at 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178, for the following purposes:

1.	To elect eight directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2008 fiscal year;

3.	To approve and adopt the World Fuel Services Corporation 2003 Executive Incentive Plan, as amended and restated effective as of January 1, 2008; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the accompanying Proxy Statement.

Shareholders of record at the close of business on April 16, 2008 are entitled to notice of and to vote at the meeting and any adjournment thereof.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Whether or not you expect to be present at the meeting, please date, sign, and promptly return the enclosed proxy, which is solicited by and on behalf of the Board of Directors. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

By Order of the Board of Directors

WORLD FUEL SERVICES CORPORATION
R. Alexander Lake, Jr.
General Counsel and Corporate Secretary

April 29, 2008

Miami, Florida

Page
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting	1
Introduction	1
Questions and Answers about Our Annual Meeting	1
Proposal No. 1—Election of Directors	5
Board of Directors	8
Corporate Governance Matters	8
The Governance Committee and Nominating Subcommittee	10
The Audit Committee	11
Report of the Audit Committee	12
The Compensation Committee	12
The Technology and Operations Committee	13
Compensation of Directors	13
Fees Earned or Paid in Cash	13
Equity Awards	14
Director Stock Ownership Guidelines	15
Information Concerning Named Executive Officers	16
Security Ownership of Certain Beneficial Owners and Management	17
Section 16(a) Beneficial Ownership Reporting Compliance	19
Compensation of Executive Officers	20
Compensation Discussion and Analysis	20
Executive Compensation Philosophy	20
Components of Executive Compensation Program	21
Base Salary	22
Annual Cash Incentive Awards	22
Equity-Based Awards	23
Benefits and Perquisites	25
Agreements with Executives	26
Equity Grant Practices	26
Tax and Accounting Implications	27
Deductibility of Executive Compensation	27
Accounting for Share-Based Compensation	27
Stock Retention Guidelines and Requirements	27
Compensation Committee Report on 2007 Executive Compensation	27
Compensation Committee Interlocks and Insider Participation	28
Summary Compensation Table	29
Grants of Plan-Based Awards	32
Outstanding Equity Awards at Fiscal Year-End	34
Option Exercises and Stock Vested	36
Non-Qualified Deferred Compensation	36
Potential Payments upon Termination of Employment or Change of Control	37
Certain Relationships and Related Transactions	46
Proposal No. 2—Ratification of Independent Registered Certified Public Accounting Firm	48
Introduction	48
Fees and Services of PricewaterhouseCoopers LLP	48
Proposal No. 3 – Approval and Adoption of World Fuel Services Corporation 2003 Executive Incentive Plan, as amended and restated effective January 1, 2008	50
Introduction	50

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WORLD FUEL SERVICES CORPORATION

9800 Northwest 41st Street, Suite 400

Miami, Florida 33178

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2008

At http://ir.wfscorp.com/phoenix.zhtml?c=101792&p=proxy, the following proxy materials are available to you:

•	the Company’s Annual Report for the fiscal year ended December 31, 2007;

•	the Company’s 2008 Proxy Statement (including all attachments thereto);

•	the proxy card; and

•	any amendments to the foregoing materials that are required to be furnished to shareholders.

Among other things, this Proxy Statement contains information regarding (i) the date, time and location of the meeting; (ii) a list of the matters being submitted to the shareholders; and (iii) information concerning voting in person at the meeting.

INTRODUCTION

This Proxy Statement is furnished to the shareholders of World Fuel Services Corporation in connection with the solicitation of proxies by our Board of Directors for the 2008 Annual Meeting of Shareholders. The terms “World Fuel,” “Company,” “we,” “our” and “us” used in this Proxy Statement refer to World Fuel Services Corporation and its subsidiaries unless the context otherwise requires.

This Proxy Statement and the accompanying proxy form are first being sent to shareholders on or about April 29, 2008. Our 2007 Annual Report, including the consolidated financial statements, is being mailed to each shareholder together with this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What Is the Date, Time and Place of the Annual Meeting?

World Fuel’s 2008 Annual Meeting of Shareholders will be held on Tuesday, June 3, 2008, beginning at 8:00 a.m., local time, at the Company’s offices located at 9800 Northwest 41st Street, Miami, Florida 33178.

What Is the Purpose of the Annual Meeting?

At the annual meeting, World Fuel shareholders will be asked to:

•	elect eight directors, each for a term expiring at the next annual meeting or until his successor has been duly elected and qualified;

•	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2008 fiscal year;

•	approve and adopt the World Fuel Services Corporation 2003 Executive Incentive Plan, as amended and restated effective as of January 1, 2008; and

•	consider and act upon such other business as may properly come before the meeting.

Who Is Entitled to Vote at the Annual Meeting?

Only holders of record of World Fuel common stock at the close of business on April 16, 2008, the record date for the meeting, are entitled to notice of, to attend and to vote at the annual meeting, or any postponements or adjournments of the meeting. At the close of business on the record date, 28,633,438 shares of World Fuel common stock were issued and outstanding and were held by approximately 259 holders of record.

What Are the Voting Rights of World Fuel Shareholders?

World Fuel shareholders have one vote per share of World Fuel common stock owned on the record date for each matter properly presented at the annual meeting. For example, if you owned 100 shares of World Fuel common stock on the close of business on April 16, 2008, you can cast 100 votes for each matter properly presented at the annual meeting.

What Constitutes a Quorum?

A quorum will be present at the meeting if holders of a majority of the issued and outstanding shares of World Fuel common stock on the record date are represented at the meeting in person or by proxy. If a quorum is not present at the meeting, World Fuel expects to postpone or adjourn the meeting to solicit additional proxies. Abstentions and broker non-votes (as described below) will be counted as shares present and entitled to vote for the purposes of determining the presence or absence of a quorum.

What Are “Broker Non-Votes” and How Are They Treated?

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner withholds its vote on a particular proposal because that holder does not have discretionary voting power for such proposal and has not received instructions from the beneficial owner. If your shares are held in “street name” by a broker, your broker is the shareholder of record. However, the broker is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, the rules of the New York Stock Exchange, or NYSE, allow brokers the discretionary authority to vote your shares with respect to “routine” matters but not “non-routine” matters.

“Proposal No. 1—Election of Directors” and “Proposal No. 2—Ratification of Independent Registered Certified Public Accounting Firm” are each routine matters that brokers have the discretionary authority to vote on without the beneficial holder’s instructions while “Proposal No. 3—Approval and Adoption of the World Fuel Services Corporation 2003 Executive Incentive Plan, as amended and restated as of January 1, 2008” is a non-routine matter. Therefore, if brokers do not receive instructions from beneficial owners to vote their shares regarding Proposal No. 3, the brokers cannot vote such shares for Proposal No. 3 and, accordingly, any such shares will be “broker non-votes” and will not have any effect on the outcome of the vote. In addition, if other matters are properly brought before the meeting and they are not considered routine under the applicable NYSE rules, shares held by a bank, broker or other holder of record holding shares for a beneficial owner will not be voted on such non-routine matters by that holder unless that holder has received voting instructions. As stated above, broker non-votes are counted as present for the purposes of determining the existence of a quorum.

How Are Abstentions Treated?

Abstentions will not be counted as votes cast in the final tally of votes with regard to any proposal. Therefore, abstentions will have no effect on the outcome of any proposal. As stated above, abstentions will be counted for the purposes of determining whether a quorum is present.

Will My Shares Be Voted if I Do Not Provide My Proxy?

If your shares are held in the name of a brokerage firm, they may be voted by the brokerage firm (to the extent described above) even if you do not give the brokerage firm specific voting instructions. If you are a registered shareholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the meeting.

How Do I Vote?

To vote by mail if the shares are registered in your name:

•	Mark, sign and date your proxy card; and

•	Return it in the envelope provided.

If you hold in “street name,” follow the instructions of your bank or broker or vote in person as described below.

To vote in person if you hold in “street name”:

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

To vote in person if the shares are registered in your name:

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Deliver your completed proxy card or ballot in person.

What Vote Is Required for the Proposals?

Assuming that a quorum is present at the annual meeting, director nominees receiving the greatest number of affirmative votes from holders of World Fuel common stock will be elected as directors of World Fuel.

Assuming that a quorum is present, ratification of the appointment of our independent registered certified public accounting firm requires a majority of the votes cast on the proposal at the annual meeting.

Assuming that a quorum is present, approval of the World Fuel Services Corporation 2003 Executive Incentive Plan, as amended and restated effective as of January 1, 2008, will require the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.

How Does the Board of Directors Recommend I Vote on the Proposals?

The Board of Directors recommends that you vote:

•	“FOR” the election of each of the nominees for director named in this Proxy Statement;

•	“FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2008 fiscal year; and

•	“FOR” approval and adoption of the World Fuel Services Corporation 2003 Executive Incentive Plan, as amended and restated effective as of January 1, 2008.

How Will My Proxy Holders Vote?

The enclosed proxy designates Paul H. Stebbins, our Chief Executive Officer, and Michael J. Kasbar, our President and Chief Operating Officer, each with full power of substitution, to hold your proxy and vote your shares. Messrs. Stebbins and Kasbar will vote all shares of World Fuel common stock represented by properly executed proxies received in time for the annual meeting in the manner specified by the holders of those shares. Messrs. Stebbins and Kasbar intend to vote all shares of World Fuel common stock represented by proxies that are properly executed by the record holder but otherwise do not contain voting instructions as follows:

•	“FOR” the election of each of the nominees for director named in this Proxy Statement;

•	“FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2008 fiscal year;

•	“FOR” approval and adoption of the World Fuel Services Corporation 2003 Executive Incentive Plan, as amended and restated effective as of January 1, 2008; and

•	in accordance with the recommendation of World Fuel’s Board of Directors, “FOR” or “AGAINST” all other matters as may properly come before the annual meeting.

Can I Change My Vote After I Have Voted?

Voting by mailing a proxy card does not preclude a shareholder from voting in person at the meeting. A shareholder may revoke a mailed proxy at any time prior to its exercise by filing with World Fuel’s Corporate Secretary a duly executed revocation of proxy, by properly submitting by mail a proxy to World Fuel’s Corporate Secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not itself constitute revocation of a proxy.

Who Pays for the Preparation of the Proxy Statement?

World Fuel will bear the cost of the solicitation of proxies from its shareholders, including preparing, printing and mailing this Proxy Statement. In addition to solicitations by mail, World Fuel’s directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. World Fuel will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of World Fuel common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. World Fuel may reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We may also retain the services of a solicitor to assist in soliciting proxies and pay them a fee as well as other costs and expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Eight individuals have been nominated to serve as our directors for the ensuing year and until their successors shall have been duly elected and qualified. All of such persons are presently directors.

The persons named as proxies in the accompanying proxy form have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed as nominees in the table below. We do not contemplate that any nominee named in the table will be unable, or will decline, to serve; however, if any nominee is unable to serve, or declines to serve, the persons named in the accompanying proxy form may vote for another person, or persons, in their discretion, unless our Board of Directors chooses to reduce the number of directors serving on the Board. In accordance with our By-Laws, the Board of Directors may consist of four to ten directors, and the Board may increase or decrease the number of directors by amending our By-Laws. Currently, the Board has eight directors after the retirement of two directors and the election of a new director in May 2007. There are no plans at present to add more directors to the Board of Directors.

The following table sets forth certain information with respect to each nominee for election to the Board of Directors. A summary of the background and experience of each nominee and director is set forth in the paragraphs following the table.

Nominees for Election: Name and Position	Age	Year First Became Director

Paul H. Stebbins Chairman of the Board of Directors and Chief Executive Officer	51	1995

Michael J. Kasbar Director, President and Chief Operating Officer	51	1995

Ken Bakshi Chairman of the Compensation Committee, Member of the Governance and Technology and Operations Committees, and Chairman of the Nominating Subcommittee of the Governance Committee	58	2002

Joachim Heel Member of the Governance and Technology and Operations Committees	42	2007

Richard A. Kassar Chairman of the Technology and Operations Committee and Member of the Audit, Compensation and Governance Committees	61	2002

Myles Klein Member of the Audit and Governance Committees	70	1995

J. Thomas Presby Chairman of the Audit Committee and Member of the Governance Committee and Nominating Subcommittee of the Governance Committee	68	2003

Stephen K. Roddenberry Chairman of the Governance Committee and Member of the Compensation Committee	59	2006

Background and Experience of Director Nominees:

PAUL H. STEBBINS has served as our Chairman of the Board of Directors and Chief Executive Officer since July 2002. He has served as a director of World Fuel since June 1995, and served as President and Chief Operating Officer of World Fuel from August 2000 to July 2002. From January 1995 to August 2000, Mr. Stebbins served as President and Chief Operating Officer of World Fuel Services Americas, Inc. (formerly Trans-Tec Services, Inc.), our principal subsidiary engaged in the marine fuel services business. From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder and director of Trans-Tec Services, Inc., a New York corporation, and its affiliated companies. In December 2006, Mr. Stebbins joined the board of directors, and serves on the audit and compensation committees, of First Solar, Inc., a NASDAQ company.

MICHAEL J. KASBAR has served as a director of World Fuel since June 1995 and as President and Chief Operating Officer since July 2002. From January 1995 to July 2002, he served as Chief Executive Officer of World Fuel Services Americas, Inc. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder and director of Trans-Tec Services, Inc. and its affiliated companies. Mr. Kasbar is the first cousin of Richard A. Kassar, a director of the Company.

KEN BAKSHI has served as a director of World Fuel since August 2002. Mr. Bakshi has been Chairman of the Board and Chief Executive Officer of Amala Inc, an organic skin care products company, since April 2008 and Vice Chairman of the Board of Row 2 Technologies, a software development firm he co-founded, since February 2006. From December 2002 to February 2006, he was employed by Row 2 as Chief Executive Officer. Since June 2003, he has been a managing partner of Trishul Capital Group LLC, and Trishul Advisory Group LLC, two privately-owned equity investment and consulting companies. From July 2000 to December 2002, he was employed as Executive Vice President and Chief Operating Officer of Vistaar, Inc., an incubator of business-to-business internet based marketplaces. From 1998 to 2000, Mr. Bakshi served as Senior Vice-President of Wyeth (formerly known as American Home Products Corp.), a NYSE company. Prior to 1998, Mr. Bakshi served in various capacities with American Home Products Corp and American Cyanamid Company, which was acquired by American Home Products in 1994.

JOACHIM HEEL has served as a director of World Fuel since May 2007. Mr. Heel has been Senior Vice-President, Storage Practice for Sun Microsystems since July 2007. Prior to that, Mr. Heel was Senior Vice-President, Global Sales and Service for Sun Microsystems from March 2006 to June 2007 and Senior Vice-President, OEM Business Unit from September 2005 through March 2006. From 1991 through August 2005, Mr. Heel held various positions with McKinsey & Company, a global management consulting partnership, becoming a partner with the firm in 1997. Mr. Heel serves as a director of Intrinsyc Software, Inc., a mobility software and services company listed on the Toronto Stock Exchange.

RICHARD A. KASSAR has been a director of World Fuel since August 2002. Mr. Kassar has been employed as Chief Executive Officer of Freshpet Company, a pet food company, since October 2006, and is currently a principal of Go7Brands, LLC, a brand management company, where he also serves as Senior Vice-President and Chief Financial Officer. From February 2002 to July 2006, Mr. Kassar was the Senior Vice President and Chief Financial Officer of The Meow Mix Company. From May 2001 to January 2002, he was self-employed as a consultant to venture capital firms, advising them primarily on the acquisition of consumer brands. From December 1999 to May 2001, Mr. Kassar was employed as Co-President and Chief Financial Officer of Global Household Brands. From 1986 to December 1999, he was employed by Chock Full O’Nuts in various positions, and most recently served as Senior Vice President and Chief Operating Officer. Mr. Kassar serves as a director and chairman of the audit committee of Velocity Express, Inc. and Vaughan Foods, Inc., both NASDAQ companies, and serves as a member of the compensation committee of Velocity Express, Inc. Mr. Kassar is the first cousin of Michael J. Kasbar, our President and Chief Operating Officer and a director of World Fuel.

MYLES KLEIN has served as a director of World Fuel since February 1995. Mr. Klein is a certified public accountant. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of

Grant Thornton. Subsequent to 1985, Mr. Klein practiced as Myles Klein, P.A. or Klein & Barreto, P.A. until July 2006 when he sold his accounting practice to Klein, Mendez & Rothbard, LLC. He retains a one percent interest in that firm and continues to provide services to the practice on a part-time basis.

J. THOMAS PRESBY has served as a director of World Fuel since February 2003. Mr. Presby has used his business experience and professional qualifications to forge a second career of essentially full-time board service since he retired in 2002 as a partner in Deloitte Touche Tohmatsu. At Deloitte, Mr. Presby held numerous positions in the United States and abroad, including the posts of Deputy Chairman and Chief Operating Officer. Mr. Presby now serves as a director and chairman of the audit committee of American Eagle Outfitters, Inc., Tiffany & Co., and Invesco Ltd., each a NYSE company, and First Solar, Inc. and TurboChef Technologies, Inc., both NASDAQ companies. As Mr. Presby has no significant business activities other than board service, he is available full time to fulfill his board responsibilities. Mr. Presby is a certified public accountant and a holder of the NACD Certificate of Director Education.

STEPHEN K. RODDENBERRY has served as a director of World Fuel since June 2006. Mr. Roddenberry is a shareholder in the law firm of Akerman Senterfitt where he has been employed since 1988.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

ELECTION OF THE ABOVE DIRECTOR NOMINEES

BOARD OF DIRECTORS

The Board of Directors (the “Board”) has four committees: the Governance Committee, the Audit Committee, the Compensation Committee and the Technology and Operations Committee. During 2007, the Board met eight times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all of the Board committees on which he served.

Corporate Governance Matters

The Board has established and adopted Corporate Governance Principles which govern the appointment, retention, responsibilities, qualifications and conduct of the Board and its committees. The Corporate Governance Principles require that a majority of our directors meet the standards for independence required by the listing standards of the NYSE.

In addition, members of our Audit Committee must meet the independence standards for Audit Committee members adopted by the Securities and Exchange Commission, or SEC, including that a member must not receive any consulting, advisory or other compensatory fee from us, other than in his or her capacity as a member of our Audit Committee, our Board or any other Board committee and a member must not be an affiliate of ours or any subsidiary of ours apart from his or her capacity as a member of the Board or any Board committee. Ownership of 10% or less of our voting securities is deemed not to affect independence. Members of the Audit Committee must also have no relationship with us that interferes with their exercise of independent judgment. Members of our Compensation Committee must meet the independence standards of Rule 16b-3 of the SEC and Section 162(m) of the Internal Revenue Code. Pursuant to the provisions of Rule 16b-3 and Section 162(m), members of the Compensation Committee must not (i) be an officer or employee of the Company or any subsidiary, nor a former officer or a former employee who receives compensation for prior services other than under a qualified retirement plan, (ii) receive compensation from us or any subsidiary for services rendered as a consultant or in any capacity other than as a director or (iii) possess an interest in any transaction with us in an amount in excess of $120,000.

The discussion above is not exhaustive, and the Board could consider other factors in making its determination that a director has no material relationship with us that could compromise that director’s independence.

Our Corporate Governance Principles provide that no more than two members of management shall serve on the Board. Our Board affirmatively determined that all six existing non-management directors, Messrs. Bakshi, Heel, Kassar, Klein, Presby and Roddenberry are independent of us and our management under NYSE standards, and our Audit Committee members and Compensation Committee members are independent under the standards applicable to membership in such committees. In making this determination, our Board considered the fact that Mr. Kassar is the first cousin of Mr. Kasbar and determined that such relationship was not material because it would not adversely affect Mr. Kassar’s ability to exercise his independent judgment as our director. Messrs. Stebbins and Kasbar are considered inside directors because of their employment as our senior executives. As a result of this analysis, Messrs. Stebbins and Kasbar are precluded from sitting on our Audit, Compensation and Governance Committees.

Our six non-management directors comprise our Governance Committee, and meet in executive session (without management present) prior to each scheduled Board meeting, and at other times as they may deem necessary. In accordance with the Governance Committee charter, the Chairman of the Governance Committee, which since May 2007 has been Mr. Roddenberry, presides over the meetings of our non-management directors as the “presiding director” for NYSE purposes.

All of our employees, officers (including our principal executive, financial and accounting officers) and directors are held accountable for adherence to our Code of Corporate Conduct and Ethics, or Code of Conduct. The Code of Conduct is intended to provide guidance to all our employees, officers and directors as to conduct over a wide range of business practices and procedures. Failure to comply with the Code of Conduct may result in disciplinary actions, up to and including dismissal. The Code of Conduct covers all areas of professional conduct, including compliance with laws (including antitrust, embargoes and trade sanctions, antiboycott, money laundering and the environment), work environment, conflicts of interest, protecting corporate assets, taking corporate opportunities, company records, insider trading, political activities and contributions, external communications, financial reporting and disclosure, accounting controls as well as specific matters that relate to conducting business on behalf of the Company such as bribes and kickbacks, gifts and entertainment and dealing with government officials. We intend to disclose any substantive amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive, financial and accounting officers, on our website at http://www.wfscorp.com within four business days of the amendment or waiver. Our website and information contained on our website are not part of this Proxy Statement and are not incorporated by reference in this Proxy Statement.

We encourage employees and others to report violations of the Code of Conduct and any other unlawful or inappropriate practices they discover relating to our business. The Code of Conduct sets forth procedures for employees to file confidential and anonymous reports of any such violations or practices. In addition, the Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedure for employees to contact our Vice President of Internal Audit, the Audit Committee, any other committee, the Board or any Board member regarding questionable accounting or auditing matters is set forth in the Code of Conduct. We have advised employees of our policy not to retaliate or take any other detrimental action against employees who submit such complaints in good faith.

It is our policy that each director should attend all meetings of shareholders, absent extenuating circumstances. All of our directors attended the 2007 Annual Meeting of Shareholders.

Our Corporate Governance Principles, the Code of Conduct, and the charters of each of the Board committees are available on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. Copies of these documents may also be obtained by any shareholder, without charge, by writing to our Corporate Secretary at our address shown below.

Any interested party can contact our Board, any Board committee, our presiding director, the non-management directors as a group or any individual director by (i) writing to any of them, c/o Corporate Secretary, at our principal office at 9800 Northwest 41st Street, Suite 400, Miami, Florida 33178, (ii) contacting the Company’s compliance hotline at 877-787-8742 (Toll Free Domestic) or 770-776-5690 (Collect) or (iii) accessing http://www.reportlineweb.com/wfs on the Internet. Such communications may be submitted on an anonymous or confidential basis. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Our Corporate Governance Principles provide that directors may serve on the Board until the annual meeting next following their 73rd birthday unless the Board determines to waive the retirement age. Our Corporate Governance Principles also prohibit our independent directors from serving on the board of directors of more than three other publicly-traded companies, unless the Board determines that such service will not impair the ability of such director to effectively perform his obligations as our director (including as Chairman of our Audit Committee). The Board has determined that Mr. Presby’s service on the board of directors of five other public companies (including more than three public company audit committees) will not impair his ability to effectively perform his obligations as our director because: (i) he is fully retired and has ample time to devote to his director and committee responsibilities; (ii) service on multiple audit committees results in specialization and increased knowledge of regulations and audit committee issues, and should thereby improve quality and efficiency; and (iii) two of the companies for which he serves have different fiscal year ends from our fiscal year end.

Committees of the Board

The following table illustrates the current membership of each of our committees, which are composed entirely of independent directors:

	Audit	Compensation	Governance	Technology and Operations

Ken Bakshi		Chairman	X	X

Joachim Heel			X	X

Richard A. Kassar	X	X	X	Chairman

Myles Klein	X		X

J. Thomas Presby	Chairman		X

Stephen K. Roddenberry		X	Chairman

The Governance Committee and Nominating Subcommittee

The Governance Committee consists of our six independent directors: Messrs. Bakshi, Heel, Kassar, Klein, Presby and Roddenberry. The Board has determined that each member of the Governance Committee is independent pursuant to the NYSE listing standards. The Governance Committee operates pursuant to a written charter which was last amended on February 25, 2008 and is attached hereto as Appendix A. The Governance Committee charter can also be found on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. Mr. Roddenberry was elected as Chairman of the Governance Committee upon John R. Benbow’s retirement from the Board in May 2007. The Governance Committee meets in executive session (without management present) prior to each scheduled Board meeting and at other times as it deems necessary. Each meeting of the Governance Committee is presided over by its Chairman. The Governance Committee held five meetings during 2007.

The primary functions of the Governance Committee are to recommend to the Board the corporate governance principles and polices applicable to us; to lead the Board in its annual performance evaluation of the Board and individual members; to identify individuals qualified to become members of the Board; to recommend to the Board the director nominees for the next annual meeting of shareholders; to recommend to the Board the members to serve on the Board’s committees; to review and approve related person transactions; and to annually evaluate the performance of the named executive officers and discuss any changes to the named executive officers’ compensation. In 2008, members of each of the Audit Committee, the Compensation Committee, the Governance Committee and the Technology and Operations Committee conducted evaluations of their respective committee’s performance during 2007, in accordance with the requirements of their committee charters.

The Governance Committee has adopted a policy with respect to the nomination and evaluation of director candidates. Pursuant to this policy, the Governance Committee will consider nominees for director recommended by shareholders. If a shareholder wishes to recommend a candidate for director, the shareholder should submit a written nomination to the Governance Committee, c/o Corporate Secretary, 9800 Northwest 41st Street, Suite 400, Miami, FL 33178. This written nomination must be submitted by December 1, 2008, for candidates to be considered as nominees for election at the 2009 Annual Meeting of Shareholders. Upon receipt of a nomination, the Corporate Secretary will advise the nominating shareholder of the additional information regarding the background and experience of the nominee that will be required for the Governance Committee to evaluate the candidate. In addition to considering candidates suggested by shareholders, the Governance Committee considers potential candidates recommended by current directors, employees and others. The Governance Committee may also retain professional search firms to identify director candidates. The Governance Committee has the sole authority to approve the fees and other retention terms of any such firms.

In considering Board nominees, the Governance Committee reviews various skills and characteristics required of Board members in the context of the current composition of the Board. Although there are no specific, minimum qualifications that must be met by each nominee, the Governance Committee generally evaluates the candidate’s intellect, integrity and judgment, and his or her knowledge, skills and experience, including experience in the marine and aviation fuel industry, securities markets, business, finance and public service. The Governance Committee makes this determination in the context of an assessment of the perceived needs of the Board at the time of the evaluation.

The Nominating Subcommittee was formed by the Governance Committee on April 26, 2005 to assist the Governance Committee with identifying and recruiting qualified candidates for Board membership. The Nominating Subcommittee does not have a separate charter and consists of two of the members at large of the Governance Committee, Messrs. Bakshi, who serves as Chairman, and Presby.

The Governance Committee evaluates all nominees for director based on the above criteria, including nominees recommended by shareholders. All nominees for director included on the enclosed proxy card were nominated by our Governance Committee and our Board.

The Audit Committee

The Audit Committee consists of Messrs. Presby, who serves as Chairman, Kassar and Klein. The Audit Committee held six meetings during 2007.

The Audit Committee operates pursuant to a written charter which was last amended on February 25, 2008 and is attached hereto as Appendix B. The Audit Committee charter is also available on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. In accordance with the NYSE listing standards, the charter addresses the purpose, duties and responsibilities, and requires an annual performance evaluation, of the Audit Committee.

The Board has determined that all of the members of the Audit Committee meet the NYSE standards of independence, financial literacy and accounting or related financial management expertise, and the SEC’s requirements with respect to independence of audit committee members. The Board has determined that at least one member of the Audit Committee, Mr. Presby, meets the SEC’s definition of an “audit committee financial expert.”

The charter provides that a member of the Audit Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee. The Board has determined that Mr. Presby’s simultaneous service on the audit committees of five other public companies will not impair his ability to effectively serve on the Audit Committee or as Chairman of the Audit Committee because (i) he is fully retired and has ample time to devote to his director and committee responsibilities; (ii) service on multiple audit committees results in specialization and increased knowledge of regulations and audit committee issues, and should thereby improve quality and efficiency; and (iii) two of the companies for which he serves have different fiscal year ends from that of the Company.

Our management is responsible for preparing our consolidated financial statements and for the financial reporting process. The independent registered certified public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements to accounting principles generally accepted in the United States. Acting for the Board, the Audit Committee provides oversight of the financial reporting process and the internal control system. More specifically, the Audit Committee performs the following principal functions: reviews the qualifications, independence and performance of our independent registered certified public accounting firm; approves the appointment of our independent registered certified public accounting firm for the ensuing year; reviews the scope and budget for the annual audit; reviews with the independent registered certified public accounting firm the results of the audit engagement, including a review of the consolidated financial statements and the management letter; approves all audit and non-audit services to be provided by the independent registered certified public accounting firm; reviews the scope of, and compliance with, our internal controls; reviews the effectiveness of our internal audit function; and recommends to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K. While the Audit Committee has the responsibilities set forth in the charter, it is not the Audit Committee’s duty to prepare the Company’s financial statements, or to provide any expert or special assistance as to the Company’s financial statements or any professional certifications as to the independent auditors’ work.

The Audit Committee has adopted policies for pre-approving all non-audit work to be performed by our independent registered certified public accounting firm. These policies are described in the section of this Proxy Statement titled “Proposal No. 2—Ratification of Independent Registered Certified Public Accounting Firm.”

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such report by reference.

The Audit Committee has reviewed and discussed with management and with the independent registered certified public accounting firm the audited consolidated financial statements for the 2007 fiscal year. The Audit Committee has also performed the other reviews and duties set forth in its charter. The Audit Committee discussed with the independent registered certified public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Additionally, the Audit Committee has: (i) received from the independent registered certified public accounting firm the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T; (ii) considered whether the provision of tax and accounting research and other non-audit services by our independent registered certified public accounting firm is compatible with maintaining their independence; and (iii) discussed with the independent registered certified public accounting firm their independence from us and our management.

In reliance on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the 2007 fiscal year, for filing with the SEC.

J. Thomas Presby, Chairman

Richard A. Kassar, Member

Myles Klein, Member

The Compensation Committee

The Compensation Committee consists of Messrs. Bakshi, Kassar, and Roddenberry. Mr. Bakshi was elected as Chairman of the Compensation Committee upon John R. Benbow’s retirement from the Board in May 2007. The Board has determined that each member of the Compensation Committee is independent pursuant to the NYSE listing standards, as well as the requirements of Rule 16b-3 and Section 162(m). The Compensation Committee operates pursuant to a written charter which is available on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. During 2007, the Compensation Committee held six meetings.

The primary function of the Compensation Committee is to discharge the Board’s responsibilities relating to the compensation of our executive officers. The Compensation Committee’s primary responsibilities are:

•	annually determining our goals and objectives relevant to our Chief Executive Officer and Chief Operating Officer’s compensation;

•	evaluating the performance of our Chief Executive Officer and Chief Operating Officer in light of such goals and objectives;

•	establishing the compensation levels of our Chief Executive Officer and Chief Operating Officer, including long-term incentive compensation, based on this evaluation;

•	annually reviewing and approving our goals and objectives relevant to the other named executive officers, based upon recommendations of our Chief Executive Officer and Chief Operating Officer;

•	evaluating the performance of each named executive officer in light of such goals and objectives;

•

establishing the named executive officers’ compensation levels, including long-term incentive compensation, based on this evaluation and the recommendations of our Chief Executive Officer and Chief Operating Officer;

•	annually reviewing and approving the compensation of other executive officers based upon recommendations of our Chief Executive Officer and Chief Operating Officer;

•	reviewing and making recommendations to the Board with respect to stock option, equity-based and incentive compensation plans and administering such plans;

•	establishing and monitoring compliance with stock ownership requirements for executive officers;

•	approving employment, severance and consulting contracts with executive officers;

•	reviewing and making recommendations to the Board on all matters of non-management director compensation, including stock ownership requirements; and

•

annually evaluating the work of the Compensation Committee and its members and annually reviewing and reassessing the adequacy of the Compensation Committee’s charter and recommending any proposed changes to the Board for approval.

The Technology and Operations Committee

The Technology and Operations Committee was formed on November 4, 2005 and consists of three non-management directors, Messrs. Kassar, who serves as Chairman, Bakshi and Heel. The Technology and Operations Committee operates pursuant to a written charter which is available on our website at http://www.wfscorp.com by clicking on Investor Relations and then Corporate Governance. The primary purpose of the Technology and Operations Committee is to oversee our significant technology and operations initiatives.

Compensation of Directors

Fees Earned or Paid in Cash

In 2007, our directors were paid the following fees:

(i)	an annual fee of $50,000 to non-management directors for their service on the Board;

(ii)	an annual fee of $4,000 to members of the Audit Committee, Compensation Committee, Technology and Operations Committee and Nominating Subcommittee for each committee served;

(iii)	an annual fee of $15,000 to the Chairman of each of the Audit Committee, Compensation Committee and Governance Committee for each committee chaired; and

(iv)	an annual fee of $12,000 to the Chairman of the Technology and Operations Committee and Nominating Subcommittee.

Directors who are not employed by us are also reimbursed by us for their travel, food, lodging and related expenses incurred in connection with attending Board, committee and shareholder meetings, as well as continuing education programs.

Equity Awards

In 2007, the Board elected to grant each non-management director (i) approximately $60,000 worth of restricted stock units, or RSUs, which resulted in each non-management director receiving 1,475 RSUs, and (ii) approximately $60,000 worth of stock-settled stock appreciation rights, or SSARs, which resulted in each non-management director receiving 4,700 SSARs. The RSUs vest in twelve equal monthly installments of approximately 123 RSUs per month, but the directors will not receive the shares corresponding to such RSUs until they cease to be a director. The SSARs vest on the first anniversary of the grant date or on the date of the next annual meeting that follows the grant date, whichever is earlier.

The table below summarizes the compensation paid by us to our non-management directors for services rendered in 2007. Directors who are employed by us do not receive additional compensation for serving as directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(3)	Option Awards(2)(3)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Ken Bakshi	$82,750	$64,957	$59,111	$—	$—	$206,818
John R. Benbow(4)	$29,333	$29,955	$23,807	$—	$—	$83,094
Joachim Heel	$31,500	$35,002	$35,304	$—	$—	$101,806
Richard A. Kassar	$72,333	$64,957	$59,111	$—	$—	$196,401
Myles Klein	$54,000	$64,957	$59,111	$—	$—	$178,068
J. Thomas Presby	$73,000	$64,957	$59,111	$—	$—	$197,068
Stephen K. Roddenberry	$62,750	$64,957	$59,111	$—	$—	$186,818
Jerome Sidel(4)	$18,000	$29,995	$23,807	$—	$—	$71,761

(1)	The amounts shown in this column do not represent the value of awards made in 2007, but rather the compensation cost recognized by the Company during 2007 relating to restricted stock unit awards granted in and prior to 2007. Compensation cost is recognized for financial reporting purposes over the applicable performance period or the period in which the non-management director is required to provide service in exchange for the award (generally the vesting period). Assumptions used in the calculation of these amounts are discussed in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. Based on a price of $40.70 per share, the grant date fair value of the 1,475 RSUs granted to each director in 2007 (other than Messrs. Benbow and Sidel who retired prior to the issuance of this grant) was approximately $60,033.

(2)	The amounts shown in this column do not represent the value of awards made in 2007, but rather the compensation cost recognized by the Company during 2007 relating to SSARs granted in and prior to 2007. Compensation cost is recognized for financial reporting purposes over the applicable performance period or the period in which the non-management director is required to provide service in exchange for the award (generally the vesting period). Assumptions used in the calculation of these amounts are discussed in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. Based on an estimated grant date fair value of $12.80 per SSAR, the grant date fair value of the 4,700 SSARs granted to each director (other than Messrs. Benbow and Sidel who retired prior to the issuance of this grant) in 2007 was approximately $60,160.

(3)	The aggregate number of stock options, RSUs, SSARs and stock units held by each non-management director at December 31, 2007, inclusive of 2007 grants, were as follows:

Name	Stock Options	RSUs	SSARs	Stock Units(a)
Ken Bakshi	25,000	2,975	9,000	6,112
John R. Benbow	20,000	—	4,300	—
Joachim Heel	—	1,475	4,700	—
Richard A. Kassar	30,000	2,975	9,000	—
Myles Klein	30,000	2,975	9,000	—
J. Thomas Presby	20,000	2,975	9,000	6,112
Stephen K. Roddenberry	—	2,975	9,000	—
Jerome Sidel	25,000	—	4,300	—

(a)	These stock units represent stock awards made to non-management directors prior to 2007 that the directors elected to defer pursuant to our Non-Employee Director Stock Deferral Plan.

(4)	Messrs. Benbow and Sidel retired from our Board in May 2007. Upon Mr. Benbow’s retirement, he was engaged by our Compensation Committee as an independent compensation consultant. Please see “Compensation, Discussion and Analysis – Independent Compensation Consultants” for more information.

Director Stock Ownership Guidelines

Each non-management director is required to accumulate, over a period of five years following his election to the Board, a minimum of five times the annual fee for service on the Board, or $250,000, in our common stock. All of our directors, with the exception of Mr. Roddenberry and Mr. Heel who were elected to the Board in May 2006 and May 2007, respectively, have achieved stock ownership levels in excess of the amount required. Vested restricted stock units and stock units that a director has elected to defer until retirement are included in the calculation of whether the minimum ownership requirement has been achieved.

INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our named executive officers. A summary of the background and experience of each executive officer, other than Messrs. Stebbins and Kasbar, is set forth in the paragraphs following the table. The background and experience of Messrs. Stebbins and Kasbar are described above in the section titled “Proposal No. 1—Election of Directors.” All executive officers serve at the discretion of the Board.

Name and Position	Age	Year First Became Executive Officer
Paul H. Stebbins Chairman of the Board and Chief Executive Officer	51	1995

Michael J. Kasbar Director, President and Chief Operating Officer	51	1995

Ira M. Birns Executive Vice President and Chief Financial Officer	45	2007

Michael S. Clementi(1) President of World Fuel Services, Inc.	46	1998

Francis X. Shea Executive Vice President, Chief Risk and Administrative Officer and Former Interim Chief Financial Officer	67	2001

(1)	World Fuel Services, Inc. is our principal subsidiary engaged in the aviation fuel services business.

IRA M. BIRNS assumed the duties of Executive Vice President and Chief Financial Officer on April 16, 2007. From August 2004 to March 2007, Mr. Birns served as Vice-President and Treasurer and Vice President—Investor Relations of Arrow Electronics, Inc. From May 2002 until August 2004, he served as Vice President and Treasurer of Arrow Electronics, Inc. Prior thereto and from 1996, he served as Treasurer of Arrow Electronics, Inc. He was Assistant Treasurer of Arrow Electronics, Inc. from 1989-1996.

MICHAEL S. CLEMENTI has served as President of World Fuel Services, Inc. since April 1998. World Fuel Services, Inc. is our principal subsidiary engaged in the aviation fuel services business. From August 1994 to March 1998, he served as Senior Vice President of World Fuel Services, Inc.

FRANCIS X. SHEA was appointed Chief Risk and Administrative Officer on January 13, 2005 and has served as our Executive Vice President since September 2001. From June 2006 to April 2007, Mr. Shea served as our Interim Chief Financial Officer. He previously served as our Chief Financial Officer from July 2002 to January 2005. From September 1999 to August 2001, he served as director and senior advisor for the Center for Business and Advisory Services, an affiliate of Arthur Andersen, based in Jakarta, Indonesia, that provided consulting and financial services. He served as the Jakarta, Indonesia representative of our marine fuel services subsidiaries from January 1999 to December 1999. From February 1991 to December 1994, he also served as President and Chief Operating Officer of Trans-Tec New York.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock and stock units, as of April 1, 2008, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock; (ii) our named executive officers for the fiscal year ended December 31, 2007; (iii) each director and nominee for director and (iv) all of the executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding common stock. Unless otherwise stated, all shares are held with sole dispositive and voting power.

	Common Stock Beneficially Owned(2)
Name of Beneficial Owner(1)	Number of Shares of Common Stock Owned(3)(4)	Number of Shares of Common Stock from Options or SSARs Exercisable Within 60 Days(5)	Number of Shares of Common Stock Represented by Stock Units Owned or RSUs Vesting Within 60 Days(6)	Percent(2)(7)
Holding more than 5%:

FMR LLC(8)	3,044,798	—	—	10.6%
Barclays Entities(9)	2,725,862	—	—	9.5%
Kayne Anderson Rudnick Investment Management, LLC(10)	2,255,211	—	—	7.9%
NFJ Investment Group L.P.(11)	1,477,300	—	—	5.2%
Named executive officers and directors:
Paul H. Stebbins	677,835	337,711	—	3.5%
Michael J. Kasbar(12)	569,664	503,871	—	3.7%
Ira M. Birns	14,000	—	—	*
Michael S. Clementi	40,268	—	—	*
Francis X. Shea	120,197	112,090	—	*
Ken Bakshi	10,366	34,000	9,096	*
Joachim Heel	—	4,700	1,475	*
Richard A. Kassar	7,000	39,000	2,975	*
Myles Klein	31,000	29,000	2,975	*
J. Thomas Presby	100	29,000	9,096	*
Stephen K. Roddenberry	—	4,700	2,975	*
All executive officers and directors as a group (12 persons)	1,473,430	1,097,405	28,592	8.7%

*	Less than one percent.

(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o World Fuel Services Corporation, 9800 Northwest 41st Street, Suite 400, Miami Florida 33178.

(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 1, 2008 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

(3)	The number of shares shown includes shares that are individually or jointly owned, shares over which the individual has either sole or shared investment or voting power, and shares owned by members of the individual’s family that reside in the same home as the individual.

(4)	This column includes restricted stock and performance-related restricted stock that are owned by the named executive officers and that have not vested. The executives may vote the restricted stock and performance- related restricted stock and receive dividends thereon, but may not transfer the shares prior to vesting. On March 14, 2007, the Compensation Committee determined that cash dividends on future restricted stock awards would be held until the awards vest, at which time the dividends would be paid. The restricted stock and performance-related restricted stock will vest at various times over a period of years ending in 2011 (2012 in the case of Mr. Birns). The named executive officers own the following number of unvested restricted stock and performance-related restricted stock:

Paul H. Stebbins	27,420 shares
Michael J. Kasbar	27,420 shares
Ira M. Birns	14,000 shares
Michael S. Clementi	16,607 shares
Francis X. Shea	7,999 shares

All named executive officers	93,446 shares

(5)	This column reflects the number of shares that could be purchased or received pursuant to options and SSARs exercisable at April 1, 2008 or within 60 days thereafter under our share-based payment plans. The number of shares of common stock that could be obtained from SSARs is estimated by multiplying (a) the number of outstanding SSARs which can be exercised within 60 days of April 1, 2008, by (b) the difference between the price of our common stock on April 1, 2008 and the SSAR exercise price. The named executive officers have the following number of outstanding stock options and SSARs exercisable within 60 days of April 1, 2008:

	Stock Options	SSARs
Paul H. Stebbins	200,000 shares	137,711 shares
Michael J. Kasbar	366,160 shares	137,711 shares
Ira M. Birns	— shares	— shares
Michael S. Clementi	— shares	— shares
Francis X. Shea	100,000 shares	12,090 shares

All named executive officers	666,160 shares	287,512 shares

(6)	The stock units shown in this column relate to stock grants deferred pursuant to our Non-Employee Director Stock Deferral Plan, and RSUs granted to non-management directors pursuant to the 2006 Omnibus Plan that will vest within 60 days of April 1, 2008.

(7)	The percentages shown are based on 28,639,027 shares of common stock issued and outstanding on April 1, 2008, adjusted, where appropriate, for shares of stock beneficially owned, but not yet issued.

(8)	Based on information disclosed, as of February 14, 2008, in a Schedule 13G/A, as filed with the SEC, Fidelity Management & Research Company or Fidelity, 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,044,798 shares of our outstanding common stock as a result of acting as investment adviser to various investment companies, identified as the Fidelity Funds, registered under Section 8 of the Investment Company Act of 1940. According to such Schedule 13G/A:

The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 2,858,698 shares of our outstanding common stock. Fidelity Low Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, MA 02109.

Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the Funds, each has sole power to dispose of the 3,044,798 shares owned by the Funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(9)	Based on information disclosed, as of February 5, 2008, in a Schedule 13G, as filed with the SEC, Barclays Global Investors, N.A. or BGI, 45 Fremont Street, San Francisco, CA 94105, a bank as defined in section 3(a)(6) of the Exchange Act, is the beneficial owner of 1,874,223 shares of our outstanding common stock; Barclays Global Fund Advisors or BGFA, 45 Fremont Street, San Francisco, CA 94105, an investment advisor registered under Section 240.13d-1(b)(1)(ii)(E), is the beneficial owner of 822,387 shares of our outstanding common stock; and Barclays Global Investors, Ltd. or BGI Ltd, Murray House, 1 Royal Mint Court, London, England EC3N 4HH, a bank as defined in section 3(a)(6) of the Exchange Act, is the beneficial owner of 29,252 of our outstanding common stock. These three entities, identified as the Barclays Entities, are considered a ‘group’ by the SEC and, collectively the Barclays Entities are the beneficial owners of 2,725,862 shares of our outstanding common stock.

(10)	Based on information disclosed, as of February 8, 2008, in a Schedule 13G/A, as filed with the SEC, Kayne Anderson Rudnick Investment Management, LLC or Kayne, 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067, an investment advisor registered under Section 240.13d-1(b)(1)(ii)(E), is the beneficial owner of 2,255,211 shares of our outstanding common stock as a result of acting as an investment advisor.

(11)	Based on information disclosed, as of February 12, 2008, in a Schedule 13G, as filed with the SEC, NFJ Investment Group L.P., 2100 Rose Avenue, Suite 700, Dallas, TX 75201, an investment advisor registered under Section 240.13d-1(b)(1)(ii)(E), is the beneficial owner of 1,477,300 shares of our outstanding common stock as a result of acting as an investment advisor.

(12)	Includes 231,632 shares that were pledged as collateral for a personal loan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC reports of ownership and changes in ownership of our common stock and other equity securities. Based solely on a review of such reports that were filed with the SEC, in 2007 all filings required of directors and executive officers and persons who own more than 10% of our common stock were made on a timely basis, except that (i) Myles Klein inadvertently failed to timely file a Form 4 to report his exercise of options, which was reported in a Form 4 in January 2007; (ii) Paul M. Nobel inadvertently failed to timely file a Form 4 to report the grant of restricted stock, which was reported in a Form 4 in April 2007; (iii) Michael S. Clementi inadvertently failed to timely file two Form 4’s to report the withholding of shares to satisfy tax obligations upon the vesting of restricted stock, which was reported in a Form 4 in May 2007; and (iv) Francis X. Shea inadvertently failed to timely file a Form 4 to report the withholding of shares to satisfy tax obligations upon the vesting of restricted stock, which was reported in a Form 4 in February 2008.

COMPENSATION OF EXECUTIVE OFFICERS

The following Compensation Discussion and Analysis contains statements regarding future individual and company performance milestones and goals. These milestones and goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Compensation Discussion and Analysis

This section discusses and analyzes our executive compensation policies and principles for 2007 covering the executive officers included in the 2007 Summary Compensation Table below, who we refer to as our named executive officers, and describes the compensation provided to these named executive officers in 2007. For 2007, our named executive officers were Paul H. Stebbins, Michael J. Kasbar, Ira M. Birns (who joined the Company in April 2007), Michael S. Clementi and Francis X. Shea.

Executive Compensation Philosophy

The Compensation Committee has designed our executive compensation programs based on the following principles:

•	Our executive compensation programs should be strongly linked to continuous improvement in our performance and increases in shareholder value.

•

Since there are very few comparable publicly-held companies against which to accurately measure our performance and executive compensation, our executive compensation programs should be based upon our performance, rather than performance measurement in relation to any peer group.

•	Because high variability in business conditions makes it difficult to choose and set long-term performance goals, our performance should be measured and rewarded primarily over annual periods.

•

In order to promote retention of our senior executive officers and provide further incentive for creating shareholder value, executives should be required to provide services over multi-year periods in exchange for equity-based awards.

•	Our executive compensation programs should be simple and easy for both executives and shareholders to understand and for the Compensation Committee to administer.

•

Our compensation programs should be effective in attracting, motivating, rewarding and retaining the exceptional management talent that is required to achieve above average corporate growth and profitability.

•	Our executive compensation programs should promote the alignment of the interests of management with those of our shareholders and be reasonable relative to the level of shareholder value created.

Role of Compensation Committee and Management in Executive Compensation

The Compensation Committee of our Board establishes and oversees our executive compensation programs. The Compensation Committee is comprised entirely of independent directors and is advised by independent compensation consultants retained by the Compensation Committee. The Compensation Committee reviews executive compensation to ensure that it reflects our executive compensation philosophy. The Compensation Committee establishes and approves all elements of compensation for our Chief Executive Officer and our Chief Operating Officer after careful consideration of all appropriate factors. The Compensation Committee also reviews and approves the compensation of other executive officers (including the other named executive officers)

based upon recommendations of the Chief Executive Officer and the Chief Operating Officer. The Chief Executive Officer and the Chief Operating Officer make recommendations on compensation actions for the other executive officers according to the same philosophy and objectives the Compensation Committee has adopted.

Independent Compensation Consultants

In 2007, the Compensation Committee utilized two independent compensation consultants: Independent Compensation Committee Adviser, LLC (“ICCA”) and Mr. John R. Benbow. ICCA has been providing consulting services to the Compensation Committee since January 2004 and was engaged directly by the Compensation Committee to provide ongoing advice with respect to our compensation programs for our named executive officers. ICCA assists the Compensation Committee in identifying key issues, reviews and comments upon all plans, agreements or other documents the Compensation Committee is asked to adopt or approve, reviews reports, explains relevant information, provides feedback to the Compensation Committee and attends meetings of the Compensation Committee. Mr. Benbow served as Chairman of the Compensation Committee until his retirement from the Board in May 2007 and was thereafter engaged directly by the Compensation Committee to assist the Compensation Committee in the fulfillment of its duties and responsibilities and to provide ongoing advice with respect to our compensation programs for our named executive officers. ICCA and Mr. Benbow reported directly and exclusively to the Compensation Committee and did not provide services to management. In addition, James F. Reda and Associates, LLC (“JFRA”) was engaged in July 2007 by our Chief Executive Officer to assist with designing a new compensation program for Mr. Clementi. JFRA reported directly to our Chief Executive Officer and the Compensation Committee. ICCA, JFRA and, following his retirement from the Board and engagement as a compensation consultant, Mr. Benbow have not performed other services for the Company unrelated to executive compensation.

Components of Executive Compensation Program

In 2007, our executive compensation program for our named executive officers consisted of the following five elements:

(1)	base salary;

(2)	annual cash incentive award;

(3)	equity-based awards comprised of (a) performance-related restricted stock and (b) performance-related stock-settled stock appreciation rights, or SSARs;

(4)	benefits; and

(5)	perquisites.

The Compensation Committee determines the amounts that can be earned for each of the five elements of our executive compensation program in accordance with our pay-for-performance philosophy. The amounts for the five elements are also determined based on our budget and the relationship between the total direct compensation payable to our named executive officers and the Company’s net after-tax income. We do not have a formal policy for a specific allocation among the different elements. However, the Compensation Committee reviews the pay mix for executive officers to ensure that it provides an appropriate balance of annual and long-term incentives and rewards and promotes executive retention and shareholder alignment. Base salary was the only fixed portion of the named executive officers’ compensation (aside from standard benefits and minimal perquisites) and represented the smallest portion of their total compensation, with the exception of Mr. Birns, while the rest of their compensation (consisting of annual cash incentive awards and equity-based awards) was at risk and depended upon the Company’s performance. The 2007 annual cash incentive awards were performance based, and the base salaries of the executives, with the exception of Mr. Birns, ranged from 30% to 40% of the maximum cash compensation that each executive could earn if the maximum performance targets were achieved.

As a result, the Compensation Committee believes that the 2007 annual cash incentive award opportunities provided significant incentives and appropriate potential rewards for achieving substantial year-over-year earnings growth. Long-term incentive compensation opportunities take the form of performance-based grants of non-cash, equity awards. These equity awards serve to align the interests of executive officers with our shareholders and to help increase the likelihood that top performers will remain with us long-term. Consistent with our pay-for-performance philosophy, we do not provide any pension or other retirement plans, and we provide minimal benefits and few perquisites.

The following sections describe each of the five individual elements of our executive compensation program for 2007.

Base Salary

Base salary is reviewed annually by the Compensation Committee. The Compensation Committee believes that providing a base salary is necessary to attract, retain and motivate executives but should not be the primary means of recognizing their performance. The Compensation Committee considers the individual’s skills, responsibilities and experience when determining the base salary for each named executive officer. There were no base salary increases in 2007 for our named executive officers.

Annual Cash Incentive Awards

Our named executive officers are eligible for annual cash incentive awards under our 2003 Executive Incentive Plan, or EIP, which is administered by our Compensation Committee. The annual cash incentive awards provide compensation opportunities tied to the achievement of pre-established and objective performance criteria on an annual basis.

The Compensation Committee set performance goals for the 2007 annual cash incentive awards based on the achievement in 2007 of specified levels of growth in our net after-tax income as compared with our 2006 net after-tax income. The Compensation Committee used this performance measure because it believes that growth in our earnings is fundamental to creating shareholder value. The Compensation Committee approved the same target levels for the performance goals in 2007 that were approved in 2006 despite the fact that the 2006 maximum target levels were achieved because the Compensation Committee believed that the target levels remained challenging for the named executive officers to attain.

For 2007, the award percentages that could have been earned by the named executive officers based upon the threshold, target and maximum milestones for the percentage growth in our net after-tax income were as follows:

Award as a Percentage of Base Salary

	Growth in Net After-Tax Income(1)
	5%	11.5%	21%

Executive	Threshold	Target	Maximum
Paul H. Stebbins, Chairman of the Board and Chief Executive Officer	15%	100%	225%

Michael J. Kasbar, Director, President and Chief Operating Officer	15%	100%	225%

Ira M. Birns,(2) Executive Vice President and Chief Financial Officer	14%	23%	59%

Michael S. Clementi, President of World Fuel Services, Inc.	15%	80%	200%

Francis X. Shea, Executive Vice President, Chief Risk and Administrative Officer and Former Interim Chief Financial Officer	15%	60%	150%

(1)	In the event that growth in net after-tax income fell between the threshold and target milestones, or between the target and maximum milestones, then the award percentage would have been a percentage based upon metrics established by the Compensation Committee.

(2)	Mr. Birns began his employment with the Company in April 2007. Mr. Birns’ award percentages reflect his award opportunity from April 2007 through December 2007 and were negotiated as part of his recruitment.

The threshold milestone in 2007 was not met since our net after-tax income for 2007 was 1.3% higher than our 2006 net after-tax income. Consequently, none of our named executive officers earned an annual cash incentive award for 2007. Mr. Birns received a guaranteed minimum bonus of $100,000 in connection with his recruitment, which is reflected in the third column of the Summary Compensation Table at page 29. Additional information regarding the 2007 annual cash incentive awards can be found in the Grants of Plan-Based Awards Table on page 32 and the related footnotes.

Equity-Based Awards

Our named executive officers and others are eligible to receive periodic grants of equity-based awards pursuant to our 2006 Omnibus Plan, which is administered by our Compensation Committee. The Compensation Committee believes that equity-based awards are appropriate long-term incentive compensation vehicles for our executives because it believes that our stock price is a good indicator of our success in creating shareholder value over the long-term. The Compensation Committee also believes that equity-based awards with multi-year vesting periods promote retention of our executives and provide further long-term incentives for creating shareholder value.

In 2007, we did not award our named executive officers equity-based awards, with the exception of Mr. Birns whose awards are discussed below, because we awarded them multi-year equity-based awards in 2006 consisting of performance-related SSARs and performance-related restricted stock.

The performance-related restricted stock grants made to the named executive officers in 2006 provided that a maximum of 20% of the awarded performance-related restricted stock could be earned during each of the five calendar years during the performance period from January 1, 2006 through December 31, 2010, based upon the achievement of specified targets in growth in our net after-tax income for that year. Shares which are not earned in a particular year are forfeited. The Compensation Committee set the performance metrics for the performance-related restricted stock based on growth in net after-tax earnings because it believes that achieving sustained earnings growth is fundamental to creating shareholder value. The shares of performance-related restricted stock granted in 2006 that are earned each year will not vest unless the executive continues to be employed by us through the date in 2011 on which our 2011 financial statements are certified by our external auditor. This five year cliff vesting schedule provides an incentive for the executive to remain employed by us throughout the vesting period.

Mr. Birns joined the Company in April 2007 and received two hire grants of equity-based awards consisting of (i) 6,000 shares of restricted stock which will vest in equal portions over a three-year period and (ii) 7,500 SSARs which have three-year cliff vesting. These hire grants were provided to replace unvested awards granted to Mr. Birns by his previous employer. Mr. Birns also received a multi-year performance-related award of 10,000 shares of restricted stock, which is subject to the same terms and performance metrics described above for the 2006 multi-year performance-related restricted stock awards to our other named executive officers, with the exception that the performance period for Mr. Birns’ grant is each of the five calendar years from January 1, 2007 through December 31, 2011.

For 2007, the portion of the multi-year performance-related restricted stock grants made in 2006 that could have been earned by the named executive officers based upon the threshold, target and maximum milestones for the percentage growth in our net after-tax income were as follows:

2007 Portion of Multi-Year Performance-Related Restricted Stock Grants

	Growth in Net After-Tax Income(1)
	11.5%	16.5%	21%

Executive	Threshold	Target	Maximum
Paul H. Stebbins, Chairman of the Board and Chief Executive Officer	1,975	4,413	6,855

Michael J. Kasbar, Director, President and Chief Operating Officer	1,975	4,413	6,855

Ira M. Birns, Executive Vice President and Chief Financial Officer	572	1,285	2,000

Michael S. Clementi, President of World Fuel Services, Inc.	700	1,563	2,424

Francis X. Shea, Executive Vice President, Chief Risk and Administrative Officer and Former Interim Chief Financial Officer	325	730	1,136

(1)	Earned performance-related restricted stock for net after-tax income growth that fell between the identified milestones would have been prorated based upon metrics established by the Compensation Committee.

Because the specified growth levels in net after-tax income were not achieved in 2007, the portion of the performance-related restricted stock grants allocated to 2007 was not earned and was therefore forfeited. Additional information regarding the 2006 performance-related restricted stock awards can be found in the Grants of Plan—Based Awards Table in our 2007 Proxy Statement on Schedule 14A filed on April 30, 2007. Additional information regarding Mr. Birns’ grants can be found in the Grants of Plan—Based Awards Table on page 32 and the related footnotes.

The performance-related SSARs granted in 2006 to our named executive officers, with the exception of Mr. Birns (who did not receive a performance-related SSAR grant when he joined the Company in 2007), are subject to satisfaction of performance goals over a three-year performance period from January 1, 2006 through

December 31, 2008. The Compensation Committee decided to award SSARs, rather than stock options, because (1) the recipient of a SSAR is not required to pay an exercise price (thereby avoiding the need for a cashless exercise program through a third party brokerage firm or otherwise), and (2) a SSAR results in our issuance of fewer shares to the recipient than an option.

The performance goal used to determine vesting of the performance-related SSARs is the compound average annual growth rate, or CAGR, in EPS over the three-year performance period. The Compensation Committee selected this goal (instead of using CAGR in net after-tax income for this purpose) in order to provide management with appropriate incentives to balance the objectives of maximizing earnings and minimizing dilution. The Compensation Committee chose a three-year performance period in order to provide the executives with an incentive for creating long-term shareholder value. SSARs will have no value if there is no growth in our common stock above the base price of the SSAR. Thus, SSARs provide an incentive to maintain a high CAGR in EPS over time which, in turn, should result in increases in the market price of our stock.

The performance-related SSARs granted in 2006 that are earned will not vest unless the executive continues to be employed by us through the date in 2009 when our 2008 financial statements are certified by our external auditor. This three-year vesting schedule provides an incentive for the executive to remain employed by us throughout the vesting period. The performance-related SSARs will expire unless they are exercised within five years after they are granted (two years after the three-year performance period). Additional information regarding these grants and the 2006 performance-related restricted stock grants can be found in the Grants of Plan—Based Awards Table in our 2007 Proxy Statement on Schedule 14A filed on April 30, 2007.

Benefits and Perquisites

In keeping with our pay-for-performance philosophy, the Compensation Committee provides only limited standard benefits and perquisites to our executives as described below in order for us to be successful in attracting and retaining executives. The total amount of benefits and perquisites provided to the named executive officers during 2007 was only a small percentage of each named executive officer’s total compensation. These amounts are included in the second to last column of the Summary Compensation Table at page 29 under “All Other Compensation” and related footnotes and more precisely described in the All Other Compensation Table on page 31.

Retirement and Deferred Compensation

We maintain the World Fuel Services Corporation 401(k) Profit Sharing Plan, or our 401(k) Plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions and provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allows eligible employees to elect to contribute a percentage of their eligible compensation to an investment trust on a pre-tax basis, up to the maximum dollar amounts permitted by law. In 2007, the maximum employee elective contribution to the 401(k) Plan was $15,500, plus an additional $5,000 for employees who were at least 50 years old in 2007. Eligible compensation generally means all wages, salaries and fees for services from us. Matching contributions under the 401(k) Plan are discretionary. For 2007, we matched 25% of the first 4% of eligible compensation that each eligible participant elected to contribute to the 401(k) Plan on his or her behalf. The portion of an employee’s account under the 401(k) Plan that is attributable to matching contributions vests immediately. The amounts of our matching contributions under the 401(k) Plan for 2007 for each of the named executive officers is included in the All Other Compensation Table on page 31.

We do not maintain any non-qualified deferred compensation plan or supplemental executive retirement plan for our named executive officers. However, the employment agreements in effect for Messrs. Stebbins and Kasbar during 2007 provided that any bonuses payable to either of them that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which it would be deductible. Payment of the deferred bonus was to be made in all events in the year in which the executive’s employment terminates or the employment agreement expired. Any amount deferred in this manner was to be credited with interest at the prime rate as published in the Wall Street Journal. These deferred amounts for Messrs. Stebbins and Kasbar are included in footnote 4 to the Summary Compensation Table at page 29.

Other Benefits and Perquisites

Our named executive officers are eligible for the same health and welfare benefits as are available to all of our eligible employees during active employment. These benefits include medical, dental, vision, short-term and long-term disability and up to $50,000 of term life insurance coverage. We pay the entire cost of coverage for medical, short-term disability and term life insurance for the named executive officers and their covered dependents.

Messrs. Stebbins, Kasbar, Birns and Clementi are also provided with a country club membership to be used for business entertainment purposes and to facilitate business meetings.

Agreements with Executives

Our Compensation Committee believes that it is important to protect our intellectual capital. Accordingly, we maintain agreements with certain of our named executive officers that provide consideration for, and thus ensure the effectiveness of, important non-compete and other restrictive covenants and consulting obligations applicable under such agreements following the executives’ termination of employment. The Compensation Committee believes that these agreements serve to encourage the continued attention and dedication of the executives to their assigned duties and mitigate the uncertainty and questions a potential change of control may raise among executives. The Committee also deems these agreements to be appropriate and necessary to attract and retain these executives.

Our Compensation Committee generally views the potential payments and benefits payable under a termination or change of control scenario as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive than other elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation.

See “Potential Payments upon Termination of Employment or Change of Control” beginning on page 37 for a discussion of these agreements and certain compensation and benefits that will be provided in the event of the termination of the employment of our executive officers.

Equity Grant Practices

On March 6, 2008, the Compensation Committee adopted an equity grant policy which provides for equity grants to be effective on only one of four quarterly dates per year—March 15, June 15, September 15 and December 15. Equity grants made to executive officers in connection with the Company’s annual performance review process are effective on March 15 of each year. Equity grants made to executive officers upon hiring or for purposes of promotion, retention or special recognition will be effective on the quarterly date that follows the date of hire or the date on which the promotion or special recognition award is made.

Under the terms of the 2006 Omnibus Plan, we are not permitted to cancel outstanding stock options or SSARs for the purpose of repricing or otherwise replacing or re-granting such options or SSARs with an exercise or conversion price that is less than the exercise or conversion price of the original stock option or SSAR without shareholder consent. We do not have a program, plan or practice of timing equity award grants in order to benefit our executive officers or in coordination with the release of material non-public information. All grants of equity awards to executive officers are approved by the Compensation Committee at a meeting of the Compensation Committee and not by written consent.

On February 25, 2008, the Compensation Committee approved an amendment to the 2006 Omnibus Plan to provide that the exercise price for each stock option and the conversion price for each SSAR will not be less than the closing price of a share of our common stock on the NYSE on the date of grant; provided that if the grant date is not a trading day, the exercise or conversion price will not be less than the closing price of the Company’s common stock on the most recent trading day prior to the grant date. Prior to this amendment, the exercise price for each stock option and the conversion price for each SSAR was set at or above the closing price of a share of our common stock on the NYSE on the most recent trading day prior to the date of grant.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes public companies from taking a federal income tax deduction for compensation in excess of $1 million paid to any of our named executive officers unless certain specific and detailed criteria are met. One of these requirements is that the compensation be “performance based” under a plan approved by our shareholders.

Annual cash incentive awards under our EIP and equity-based awards under our 2006 Omnibus Plan may be granted in a manner so that they will qualify for the “performance-based” exception to Section 162(m). We expect that the equity-based awards and, if the amendments to the EIP discussed in “Proposal No. 3—Approval and Adoption of the World Fuel Services Corporation 2003 Executive Incentive Plan, as amended and restated as of January 1, 2008” are approved and adopted by our shareholders, the annual cash incentive awards made under those plans will qualify for that exception.

We believe, however, that preserving flexibility in awarding compensation is in our best interest and that of our shareholders. We therefore may determine, in light of applicable circumstances, to award certain compensation in the future in a manner that will not preserve the deductibility of such compensation under Section 162(m).

Accounting for Share-Based Compensation

Before granting equity-based compensation awards, the Compensation Committee considers the accounting impact of the award as structured and under various other scenarios in order to analyze the expected impact of the award.

Stock Retention Guidelines and Requirements

Our executive officers are required to retain 50% of any shares acquired (net of any shares that would need to be sold to satisfy any applicable income and employment taxes relating to the award) pursuant to any equity award granted since 2005 for five years after the shares are issued (or until termination of employment, if earlier). All of our executive officers are in compliance with this retention requirement.

Compensation Committee Report on 2007 Executive Compensation

The Compensation Committee is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Ken Bakshi, Chairman

Richard A. Kassar, Member

Stephen K. Roddenberry, Member

Compensation Committee Interlocks and Insider Participation

During the 2007 fiscal year, the following individuals served as members of our Compensation Committee: Ken Bakshi, John R. Benbow (until his retirement in May 2007), Richard A. Kassar (beginning in May 2007), Stephen K. Roddenberry and Jerome Sidel (until his retirement in May 2007). During the 2007 fiscal year, none of the members of the Compensation Committee were employed by us, with the exception of Mr. Benbow who was directly engaged by our Compensation Committee as an independent compensation consultant upon his retirement from the Board, and there were no “compensation committee interlocks” as described under the SEC rules.

Summary Compensation Table

The following table summarizes the “total compensation” of our named executive officers for the fiscal year ended December 31, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Paul H. Stebbins	2007	$575,000	$—		$248,969	$1,566,544	$—	$1,311	$30,562	$2,422,386
Chairman of the Board and Chief Executive Officer	2006	$575,000	$—		$440,487	$1,431,628	$1,293,750	$1,193	$45,358	$3,787,416
Michael J. Kasbar	2007	$575,000	$—		$248,969	$1,566,544	$—	$11,862	$29,125	$2,431,500
Director, President and Chief Operating Officer	2006	$575,000	$—		$440,487	$1,431,628	$1,293,750	$10,816	$43,592	$3,795,273
Ira M. Birns(6)	2007	$301,042	$100,000	(7)	$101,253	$25,988	$—	$—	$134,033	$662,316
Executive Vice President and Chief Financial Officer
Michael S. Clementi	2007	$475,000	$—		$136,924	$328,848	$—	$—	$35,399	$976,171
President of World Fuel Services, Inc.	2006	$475,000	$—		$249,049	$273,879	$950,000	$—	$37,721	$1,985,649
Francis X. Shea	2007	$325,000	$—		$79,146	$233,189	$—	$—	$18,882	$656,217
Executive Vice President, Chief Risk and Administrative Officer and Former Interim Chief Financial Officer	2006	$325,000	$—		$128,064	$206,877	$488,000	$—	$28,983	$1,176,924

(1)	The amounts shown in this column do not represent the value of the awards made in each fiscal year, but rather the compensation cost recognized by the Company during each fiscal year relating to restricted stock and performance-related restricted stock awards granted to the named executive officer in such year and in prior years. Compensation cost is recognized for financial reporting purposes over the applicable performance period or the period in which the executive is required to provide service in exchange for the award (generally the vesting period). Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for each corresponding fiscal year.

(2)	The amounts shown in this column do not represent the value of the awards made in each fiscal year, but rather the compensation cost recognized by the Company during each fiscal year relating to stock options, SSARs and performance-related SSARs granted to the named executive officer. Compensation cost is recognized for financial reporting purposes over the applicable performance period or the period in which the executive is required to provide service in exchange for the award (generally the vesting period). Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K for each corresponding fiscal year.

(3)	The amounts shown in this column represent each named executive officer’s annual cash incentive award for each corresponding fiscal year under the EIP. Based on the results for the year ended December 31, 2007, no annual cash incentive awards were earned by our named executive officers for 2007. Mr. Birns received a minimum guaranteed bonus for 2007 of $100,000 pursuant to the terms of his offer letter, see footnote 7. See the Grants of Plan—Based Awards Table for more information on these awards. Based on the results for the year ended December 31, 2006, the maximum amount of annual cash incentive awards for 2006 was earned by Messrs. Stebbins, Kasbar, Clementi and Shea.

(4)	The amounts shown in this column represent interest earned on deferred compensation for Messrs. Stebbins and Kasbar. The amount exceeding 120% of the applicable federal long-term rate was approximately $356 for Mr. Stebbins and $3,200 for Mr. Kasbar in 2007 and approximately $329 for Mr. Stebbins and $2,987 for Mr. Kasbar in 2006. The compensation that has been deferred pursuant to the provisions of the employment agreements that were in effect in 2007 and that remains unpaid is a portion of the bonus for fiscal year ended March 31, 2002 equal to $12,000 for Mr. Stebbins and $109,375 for Mr. Kasbar.

(5)	The amounts shown in this column represent cash auto allowances, group insurance benefits, club membership dues, matching contributions paid to our 401(k) plan and dividends paid on non-vested restricted stock in each case paid to or on behalf of the named executive officers, as well as relocation benefits paid to Mr. Birns. See the All Other Compensation Table below for more detail.

(6)	Mr. Birns has served as our Executive Vice President and Chief Financial Officer since April 2007. Accordingly, the 2007 amounts for salary, stock awards and options awards represent earnings beginning in April 2007, and there are no 2006 amounts.

(7)	Mr. Birns received this minimum guaranteed bonus pursuant to the terms of his 2007 offer letter.

The following All Other Compensation Table describes each component of All Other Compensation as described in the All Other Compensation column of the Summary Compensation Table for our named executive officers for the fiscal year ended December 31, 2007.

ALL OTHER COMPENSATION TABLE

Name and Principal Position	Year	Auto Allowance	Insurance(1)	Club Memberships(1)	Company Matching of 401(k)(1)	Dividends on Non-Vested Restricted Stock(1)(2)	Relocation(1)	Total
Paul H. Stebbins	2007	$—	$15,240	$2,670	$2,635	$10,017	$—	$30,562
Chairman of the Board and Chief Executive Officer	2006	$12,000	$15,841	$2,568	$2,996	$11,953	$—	$45,358

Michael J. Kasbar	2007	$—	$15,240	$2,670	$1,198	$10,017	$—	$29,125
Director, President and Chief Operating Officer	2006	$12,000	$15,952	$2,568	$1,119	$11,953	$—	$43,592

Ira M. Birns(3)	2007	$—	$11,565	$921	$443	$—	$121,104	$134,033
Executive Vice President and Chief Financial Officer

Michael S. Clementi	2007	$9,000	$15,240	$2,670	$3,630	$4,859	$—	$35,399
President of World Fuel Services, Inc.	2006	$9,000	$14,702	$2,568	$3,630	$7,821	$—	$37,721

Francis X. Shea	2007	$—	$15,240	$—	$1,083	$2,559	$—	$18,882
Executive Vice President, Chief Risk and Administrative Officer and Former Interim Chief Financial Officer	2006	$6,000	$16,235	$2,568	$1,069	$3,111	$—	$28,983

(1)	The amounts shown in this column represent the dollar value of this benefit to or on behalf of the named executive officer.

(2)	On March 14, 2007, the Compensation Committee determined that cash dividends on future restricted stock awards would be held until the awards vest, at which time the dividends would be paid.

(3)	Mr. Birns has served as Executive Vice President and Chief Financial Officer since April 2007.

Grants of Plan-Based Awards

The following Grants of Plan Based Awards Table provides additional information about stock and option awards and equity and non-equity incentive plan awards granted to our named executive officers during the year ended December 31, 2007.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						All Other Stock Awards, Number of Shares of Stock or Units(3)		All Other Option Awards, Number of Securities Underlying Options(4)		Exercise or Base Price of Option Awards (per Share)(5)	Estimated Grant Date Fair Value of Stock and Option Awards(6)
			Threshold	Target	Maximum	Threshold (#)		Target (#)		Maximum (#)
Paul H. Stebbins	n/a	03/14/07	$86,250	$575,000	$1,293,750											n/a	n/a
Chairman of the Board and Chief Executive Officer

Michael J. Kasbar	n/a	03/14/07	$86,250	$575,000	$1,293,750											n/a	n/a
Director, President and Chief Operating Officer

Ira M. Birns	n/a	03/16/07	$60,000	$100,000	$250,000
Executive Vice President and Chief Financial Officer	04/16/07	03/16/07										6,000	(7)			n/a	$272,460
	04/16/07	03/16/07												7,500	(8)	$45.41	$109,650
	04/16/07	03/16/07				572	(9)	1,285	(9)	2,000	(9)					n/a	$90,820
	04/16/07	03/16/07				572	(10)	1,285	(10)	2,000	(10)					n/a	$90,820
	04/16/07	03/16/07				572	(11)	1,285	(11)	2,000	(11)					n/a	$90,820
	04/16/07	03/16/07				572	(12)	1,285	(12)	2,000	(12)					n/a	$90,820
	04/16/07	03/16/07				572	(13)	1,285	(13)	2,000	(13)					n/a	$90,820

Michael S. Clementi	n/a	03/14/07	$71,250	$475,000	$950,000											n/a	n/a
President of World Fuel Services, Inc.

Francis X. Shea	n/a	03/14/07	$49,000	$195,000	$488,000											n/a	n/a
Executive Vice President, Chief Risk and Administrative Officer and Former Interim Chief Financial Officer

(1)	The amounts shown reflect grants of 2007 annual cash incentive awards under the EIP. The performance goals were approved by our Compensation Committee in March 2007. These goals provided for annual cash incentive awards if certain net after-tax income growth targets were achieved for the year ended December 31, 2007. For 2007, the net after-tax income growth threshold, target and maximum milestones for the payment of annual cash incentive awards were established at 5%, 11.5% and 21%, respectively. No award would be paid for net after-tax income growth below 5%. Growth of net after-tax income in excess of 21% would not have resulted in annual cash incentive awards larger than the maximum level. Annual cash incentive awards would have been a prorated percentage based upon metrics established by the Compensation Committee for net after-tax income growth that fell between the identified milestones. Based on the results for the year ended December 31, 2007, no annual cash incentive awards were earned by our named executive officers for 2007. Mr. Birns received a minimum guaranteed bonus for 2007 of $100,000 pursuant to the terms of his offer letter.

(2)	The amounts shown reflect performance awards granted under the 2006 Omnibus Plan.

(3)	The amounts shown reflect restricted stock awards granted under the 2006 Omnibus Plan.

(4)

The amounts shown reflect SSAR awards granted under the 2006 Omnibus Plan. SSARs are rights pursuant to which the recipient receives, upon exercise of the SSAR, a number of shares of our common stock equal in value, on the date on which the SSAR is exercised, to the amount by which the fair market value of a share on the exercise date exceeds the fair market value of a share on the date the SSAR was granted, which we refer to as the “grant date.” A SSAR, like a stock option, becomes valuable only if our common stock price increases above its value on the grant date and the holder remains employed during the period over which the SSARs vest.

(5)	The amounts shown reflect the exercise price of the SSARs.

(6)	The amounts shown reflect the conversion price of the SSARs, which was based on 100% of the fair market value of a share of common stock on the date of grant. The fair market value as of that date is defined to be the closing price of our common stock on the most recent trading day prior to the date of grant on the principal exchange or market on which the stock is then listed or admitted to trading.

(7)	The amount shown reflects restricted stock grants vesting in equal portions over a three-year period starting in April 2008.

(8)	The amount shown reflects SSAR grants vesting in April 2010.

(9)	The amounts shown reflect performance-related restricted stock grants that could have been earned based on achieving specified annual growth goals of net after-tax income for the year ended December 31, 2007. For 2007, the net after-tax income growth threshold, target and maximum milestones were established at 11.5%, 16.5% and 21%, respectively. No shares of performance-related restricted stock could have been earned for net after-tax income growth below 11.5%. The amount shown in the “threshold” column represents the number of shares payable if only the minimum level of net after-tax income growth was attained. The amount shown in the “target” column represents the number of shares payable if the target level of net after-tax income growth was attained. The amount shown in the “maximum” column represents the number of shares payable if the maximum level of net after-tax income growth was attained. No additional performance-related restricted stock could have been earned for growth of net after-tax income in excess of 21%. Earned performance-related restricted stock for net after-tax income growth that fell between the identified milestones would have been prorated based upon metrics established by the Compensation Committee. Any shares earned during this performance period will vest upon certification of our 2010 financial results. Based on the results for the year ended December 31, 2007, this award was not earned by Mr. Birns and was forfeited.

(10)	Performance-related restricted stock grants which may be earned based on achieving specified annual growth milestones in net after-tax income for the year ended December 31, 2008. See footnote 9 for a discussion of “threshold,” “target,” and “maximum,” columns. Any shares earned during this performance period will vest upon certification of our 2010 financial results.

(11)	Performance-related restricted stock grants which may be earned based on achieving specified annual growth milestones in net after-tax income for the year ended December 31, 2009. See footnote 9 for a discussion of “threshold,” “target,” and “maximum,” columns. Any shares earned during this performance period will vest upon certification of our 2010 financial results.

(12)	Performance-related restricted stock grants which may be earned based on achieving specified annual growth milestones in net after-tax income for the year ended December 31, 2010. See footnote 9 for a discussion of “threshold,” “target,” and “maximum,” columns. Any shares earned during this performance period will vest upon certification of our 2010 financial results.

(13)	Performance-related restricted stock grants which may be earned based on achieving specified annual growth milestones in net after-tax income for the year ended December 31, 2011. See footnote 9 for a discussion of “threshold,” “target,” and “maximum,” columns. Any shares earned during this performance period will vest upon certification of our 2011 financial results.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth Outstanding Equity Awards at Fiscal Year-End, or December 31, 2007, for our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options/SSARs			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned SSARs		Option Exercise Price	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards:

	Exercisable	Unexercisable									Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Paul H. Stebbins	200,000					$14.37	07/29/08	6,855	(2)	$199,001	20,565	(3)	$597,002
Chairman of the Board and Chief Executive Officer	50,000					$24.25	01/27/10
	20,000					$28.60	01/27/10
	33,859	67,718	(4)			$24.12	05/10/10
				200,000	(5)	$34.83	03/21/11
				108,455	(5)	$42.45	06/20/11

Michael J. Kasbar	50,000					$12.50	04/30/08	6,855	(2)	$199,001	20,565	(3)	$597,002
Director, President and Chief Operating Officer	28,980					$10.35	04/30/08
	165,000					$14.37	07/29/08
	75,000					$5.38	01/04/09
	47,180					$5.95	10/11/11
	50,000					$24.25	01/27/10
	20,000					$28.60	01/27/10
	33,859	67,718	(4)	200,000	(5)	$34.83	03/21/11
				108,455	(5)	$42.45	06/20/11

Ira M. Birns	—	7,500	(6)			$45.41	04/16/12	6,000	(7)	$174,180
Executive Vice President and Chief Financial Officer											6,000	(8)	$174,180
											2,000	(9)	$58,060

Michael S. Clementi	—	—		109,089	(5)	$34.83	03/21/11	6,911	(10)	$200,626
President of World Fuel Services, Inc.								2,424	(2)	$70,369	7,272	(3)	$211,106

Francis X. Shea	21,000					$10.35	04/30/08	3,455	(10)	$100,299
Executive Vice President, Chief Risk and Administrative Officer and Former Interim Chief Financial Officer	29,000					$12.50	04/30/08	1,136	(2)	$32,978	3,408	(3)	$98,934
	50,000					$14.37	07/29/08
	6,045	12,092	(4)			$24.12	05/10/10
				51,136	(5)	$34.83	03/21/11

(1)	Value based on the closing price of our common stock on December 31, 2007 of $29.03 and maximum payout levels under the 2006 Omnibus Plan awards.

(2)	Performance-related restricted stock that was earned based on the results for the year ended December 31, 2006. These awards were granted in 2006 and will vest the later of: (i) the date after December 31, 2010 on which the Compensation Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite performance targets have been achieved or (ii) March 21, 2011.

(3)	Performance-related restricted stock that are subject to being earned based on specified annual growth targets of net after-tax income for each annual fiscal year of 2008 to 2010. These awards were granted in 2006 and will vest the later of: (i) the date after December 31, 2010 on which the Compensation Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite performance targets have been achieved for the 2010 calendar year or (ii) March 21, 2011.

(4)	Performance-related SSARs that were earned based on the results for the year ended December 31, 2005. Approximately half of these SSARs vested in January 2008 and the remaining half of these SSARs will vest in January 2009.

(5)	Performance-related SSARs that are subject to being earned based on specified compound average annual growth targets of earnings per share during the three-year period commencing January 1, 2006. These awards were granted in 2006 and will vest the later of: (i) the date after December 31, 2010 on which the Compensation Committee certifies in writing, based upon our audited financial statements, the extent to which the requisite performance targets have been achieved for the 2010 calendar year or (ii) March 21, 2011.

(6)	SSARs that vest in April 2010.

(7)	Restricted stock that vests in equal portions over a three-year period starting in April 2008.

(8)	Performance-related restricted stock that are subject to being earned based on specified annual growth targets of net after-tax income for each annual fiscal year of 2008 to 2010. These awards were granted in 2007 and will vest will vest upon certification of our 2010 financial results.

(9)	Performance-related restricted stock that are subject to being earned based on specified annual growth targets of net after-tax income for fiscal year 2011. These awards were granted in 2007 and will vest upon certification of our 2011 financial results.

(10)	Performance-related restricted stock that was earned based on the results for the year ended December 31, 2005. Approximately half of these shares vested in January 2008 and the remaining half of these shares will vest in January 2009.

Option Exercises and Stock Vested

The following table sets forth Option Exercises and Stock Vested during the year ended December 31, 2007 for our named executive officers.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized On Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Paul H. Stebbins	—	$—	43,336	$1,832,246
Chairman of the Board and Chief Executive Officer

Michael J. Kasbar	—	$—	43,336	$1,832,246
Director, President and Chief Operating Officer

Ira M. Birns	—	$—	—	$—
Executive Vice President and Chief Financial Officer

Michael S. Clementi	—	$—	23,455	$1,039,009
President of World Fuel Services, Inc.

Francis X. Shea	—	$—	11,728	$499,627
Executive Vice President, Chief Risk and Administrative Officer and Former Interim Chief Financial Officer

(1)	The options and stock awards reflected in these columns were granted and earned in years prior to 2007.

(2)	Value realized is calculated by multiplying (a) the difference between the average of the high and low price of the common stock as of the vesting date by (b) the number of shares of restricted stock vested. Value realized does not represent cash received by the executive which may differ based on when the acquired shares are ultimately disposed of by the executive.

Non-Qualified Deferred Compensation

The following table sets forth non-qualified deferred compensation during the year ended December 31, 2007 for our named executive officers.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
Paul H. Stebbins(1)	$1,311	$16,892
Chairman of the Board and Chief Executive Officer

Michael J. Kasbar(1)	$11,862	$153,166
Director, President and Chief Operating Officer

(1)

The employment agreements for Messrs. Stebbins and Kasbar that were in effect in 2007 provided that any bonuses payable to either of them that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which they would be deductible (or until the year in which Messrs. Stebbins and Kasbar’s employment terminate or Messrs. Stebbins and Kasbar’s employment agreements expire), and that any amount so deferred would be credited with interest at the prime rate as published in the

Wall Street Journal. A portion of the bonus earned for the fiscal year ended March 31, 2002 by Messrs. Stebbins and Kasbar equal to $12,000 and $109,375, respectively, was deferred pursuant to those provisions of such employment agreements and remains unpaid.

Potential Payments upon Termination of Employment or Change of Control

As described in greater detail below, our agreements with each of Messrs. Stebbins, Kasbar, Birns and Clementi provide for the payment of certain compensation and benefits in the event of the termination of that executive’s employment, the amount of which varies depending upon the reason for such termination.

Messrs. Stebbins and Kasbar

On March 14, 2008, we entered into agreements with Mr. Stebbins, our Chairman and Chief Executive Officer, and Mr. Kasbar, our President and Chief Operating Officer (each, an “Executive”), containing identical terms. The term of the agreements is four years from the execution date, unless earlier terminated, and will automatically extend for successive one year terms unless either party provides written notice to the other at least one year prior to the expiration of the term that such party does not want to extend the term.

Pursuant to the agreements, Messrs. Stebbins and Kasbar received a sign-on bonus of $250,000 and a sign-on grant of 50,000 SSARs issued pursuant to the 2006 Omnibus Plan at a 20% premium above the fair market value on the grant date. During the term of the agreements, we will pay Messrs. Stebbins and Kasbar such base salary, incentives and other compensation and amounts as our Compensation Committee may determine from time to time in its sole discretion.

For purposes of this discussion and the tables that follow, we have assumed that the agreements were effective as of December 31, 2007. The following definitions apply under the agreements:

“cause” means (i) any act of fraud, misappropriation, embezzlement or material dishonesty by the Executive, which results in his personal enrichment at our expense; (ii) willful misconduct that results in material economic harm to us; (iii) a felony conviction or conviction for a crime involving moral turpitude; (iv) the willful and continued material failure of the Executive to perform his duties under the agreements; (v) a willful and material breach by the Executive of his non-compete, non-solicitation, non-disparagement or cooperation obligations under the agreements (and in the case of (i) through (v) the failure to cure such breach) or (vi) a material breach by the Executive of our Code of Conduct, Securities Trading Policy or any other related corporate and personnel policies generally applicable to our executives or employees.

“change of control” is deemed to have occurred if (i) any person or “group” (as defined in Section 13(d)(3) of the Exchange Act), excluding any employee benefit plans, becomes the beneficial owner of at least 20% of the combined voting power of our outstanding common stock; (ii) we merge, consolidate, reorganize or carry out any similar event which results in the holders of our common stock prior to the event owning less than 51% of the total voting power of the capital stock of the surviving company; (iii) our current Board ceases to make up at least 2/3 of our Board, the board of the surviving company or the board of the controlling company, as the case may be, with the exception that any director approved by a vote of at least 2/3 of our current Board will be considered to be a member of our current Board; (iv) we are liquidated or dissolved or we sell all or substantially all of our assets; (v) we enter into an agreement or our Board passes a resolution to do any of the items listed in (i)-(iv) above and the Executive’s employment is terminated after the execution of any such agreement or the passage of any such resolution, but before the event takes place.

“good reason” means (i) any reduction in the annual base salary of the Executive to a level that is less than 85% of the Executive’s base salary for the immediately preceding year or our failure to pay or provide any material compensation or benefit other than an insubstantial and inadvertent reduction that is remedied by us;

(ii) following a change of control, our failure to provide the Executive his total annual cash compensation, including bonus, total aggregate value of perquisites, total aggregate value of benefits or total aggregate value of long-term compensation equal to or higher than the highest level received by the Executive in the preceding 6 months or 1 year, in certain cases, other than an insubstantial and inadvertent failure that is remedied by us; (iii) if we require the Executive to be based at a location outside of Miami-Dade County, Florida; (iv) our failure to obtain any successor’s agreement to perform and assume the agreements and (v) without the express prior written consent of the Executive, assigning the Executive any duties that are materially inconsistent with his current position (including titles and reporting relationships) or making any other material adverse change in his position, authority, responsibilities or status.

Pursuant to the agreements, we will pay and provide the following to the Executive if the following termination events occur:

Termination by the Executive without Good Reason, by the Company for Cause or by the Company due to the Executive’s Death or Disability:

The “accrued obligations” listed below:

•	all accrued but unpaid base salary through the end of the term of the agreements;

•

any accrued but unpaid annual cash incentive awards (referred to in this discussion and in the agreements as a “bonus”) for bonus periods ending prior to the date the agreements terminate and, if termination is due to the Executive’s death and disability or non-renewal of the agreements, a pro rata bonus for the bonus period in which the date of termination occurs;

•	any unpaid or unreimbursed expenses incurred in accordance with our policy;

•	any benefits accrued prior to, or otherwise provided after, termination of employment under our employee benefit plans, programs or arrangements in which the Executive participates;

•	any rights or benefits under any stock option, restricted stock, restricted stock unit, stock appreciation right or other equity award that extend beyond the term of the agreement; and

•

any rights to indemnification by virtue of the Executive’s position as our officer or director, whether pursuant to the terms of the agreements, our By-Laws or otherwise, and the benefits under any directors’ and officers’ liability insurance policy maintained by us.

Termination by the Executive for Good Reason, by the Company without Cause, Following a Change of Control or Non-Renewal:

•	the accrued obligations;

•	an annualized amount of $750,000 ($1,250,000 for termination following a change of control) per year for a two-year period immediately following the termination date;

•

continued health insurance coverage in effect as of the termination date for the Executive and his immediate family until the Executive is no longer eligible for coverage under our health plans through COBRA or he becomes eligible for health insurance coverage through employment or services provided to another person or entity;

•

after the Executive is no longer eligible for coverage through COBRA, reimbursement for the cost of obtaining private health insurance coverage that is comparable to the coverage provided to the Executive and his immediate family until the Executive turns 65 or, if earlier, the date on which neither the Executive nor his surviving spouse is living provided that (i) coverage will not be provided for any period where the Executive is eligible to receive coverage through employment or services provided to another person or entity, (ii) coverage will not be provided for any dependent over age 21 other than the Executive’s spouse, and (iii) the aggregate amount the Company is required to pay for such coverage does not exceed $150,000 in the aggregate; and

•	a lump sum in the amount of $1,500,000 ($2,500,000 for termination following a change of control) within 5 business days of the last day of the “restricted period” (as defined below).

The agreements require the Executive to abide by certain restrictive covenants relating to non-competition and non-solicitation during the term of the agreements and for two years following termination of the Executive’s employment for any reason (referred to above as the “restricted period”) other than a termination following a change of control not approved by our Board. The Executive is also required to cooperate with us regarding existing or future litigation or other proceedings after the term and to abide by certain non-disparagement provisions. The Executive’s right to receive the foregoing payments and benefits other than the accrued obligations is conditioned on his compliance with the restrictive covenants and his provision of up to ten hours per calendar month of consulting services to the Company if requested to do so.

In the event that we terminate the agreements without cause, the Executive terminates for good reason or the agreements are not renewed, any portion of an outstanding equity award that is not vested on the date of termination will continue to vest during the restricted period, with the final portion becoming vested on the last day of the restricted period. In the event of a termination following a change of control, all outstanding equity awards will vest immediately, unless the successor company assumes any such awards or substitutes such awards for awards with no less favorable terms, then vesting of those awards will not be accelerated upon the change of control but, subject to certain conditions, will continue to vest during the restricted period, with the final portion becoming vested on the last day of the restricted period. Any awards that have multiple annual performance conditions will vest and/or accelerate as described above unless their performance conditions have not yet been met, in which case, the performance conditions will be waived if doing so would not cause an award to no longer be exempt from the deduction limitations imposed by Section 162(m) of the Code. In addition, if the termination is due to the Executive’s death or disability, all of the Executive’s outstanding equity awards will become immediately exercisable.

The agreements provide that in the event that any amount or benefit payable under the agreements, taken together with any amounts or benefits otherwise payable to the Executive by us or any affiliated company, are subject to excise tax payments or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced but only if and to the extent that the after-tax present value of such amounts or benefits as so reduced would exceed the after-tax present value received by the Executive before such reduction.

The agreements also provide that any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service provided that the Executive is a “specified employee” for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such delay period.

Mr. Birns

In April 2007, we entered into an executive severance agreement with Mr. Birns, our Executive Vice President and Chief Financial Officer. The following definitions apply to Mr. Birns’ executive severance agreement:

“cause” means (i) the willful, material failure by Mr. Birns to perform the duties consistent with his position or to comply with the obligations of the severance agreement, or his willful, material failure to carry out the reasonable and lawful directions of our CEO, President or Board and not curing such failure; (ii) any willful and material breach of our Code of Conduct or any other policy; (iii) Mr. Birns’ gross negligence or willful misconduct which is harmful to us, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iv) use of alcohol, drugs or other similar substances during work hours, other than at a Company sanctioned event, or at any time in a manner that adversely affects his work performance; (v) being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (vi) a material breach of the severance agreement that cannot be cured.

“change of control” has the meaning assigned to such term in our By-Laws.

“good reason” means (i) the assignment to Mr. Birns of any duties materially inconsistent with his position, authority, duties or responsibility or any other action by us that results in a material diminution in his position, authority, duties or responsibilities, excluding any action not taken by us in bad faith that is remedied; (ii) any reduction in, or failure to pay Mr. Birns’ base salary other than a reduction or failure remedied by us; (iii) within 2 years following a change of control, any failure by us to provide Mr. Birns his bonus and equity opportunities, or employee benefits and perquisites in the aggregate other than a failure not occurring in bad faith that is remedied by us; or (iv) if we require Mr. Birns to be based at any office or location outside of Miami-Dade or Broward County.

Pursuant to the executive severance agreement, we will pay and provide the following to Mr. Birns if the following termination events occur:

Termination by the Company for Cause; Termination by Mr. Birns without Good Reason:

•	an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination.

Termination by the Company Due to Death or Disability:

•

an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, and any unpaid annual cash incentive award (referred to in this discussion and in the severance agreement as a “bonus”) for the year prior to the year of termination, the bonus to be paid on the same date that bonuses are paid to our other senior executive officers;

•

a prorated bonus for the calendar year in which the employment is terminated, however, no bonus will be paid if Mr. Birns’ termination date occurs before the payment of bonuses for the prior calendar year. Any bonus shall be prorated based on the bonus Mr. Birns would have earned if he had remained in our employ for the entire year. Any such bonus would be paid on the same date that bonuses are paid to our other senior executive officers.

Termination by the Company without Cause; Termination by Mr. Birns for Good Reason:

•

an amount equal to accrued but unpaid base salary and benefits (including accrued vacation) through the date of termination, and any unpaid bonus for the year prior to the year of termination, the bonus to be paid on the same date that bonuses are paid to our other senior executive officers;

•

continued health insurance coverage in effect as of the termination date for Mr. Birns and his immediate family for a period of up to 18 months. Such coverage will terminate earlier if Mr. Birns becomes eligible for health insurance coverage through employment or services provided to another person or entity; and

•

a severance payment in an amount equal to two times Mr. Birns base salary as of the termination date, which will be paid in regular payroll installments over the 24-month period following termination, plus payment of a prorated bonus for the calendar year in which his employment is terminated, however, no bonus will be paid if Mr. Birns’ termination date occurs before the payment of bonuses for the prior calendar year. Any bonus shall be prorated based on the bonus Mr. Birns would have earned if he had remained in our employ for the entire year. Any such bonus would be paid on the same date that bonuses are paid to our other senior executive officers.

We have the right to discontinue any of the payments in the preceding two bullet points, should Mr. Birns (i) fail to comply in any material respect with the confidentiality and restrictive covenant provisions of the executive severance agreement or (ii) fail to provide agreed upon post-termination services as provided for in the executive severance agreement.

The agreement also provides that in the event any amount or benefit paid under the agreement, taken together with any amounts or benefits otherwise payable to Mr. Birns by the Company, are subject to excise tax payments or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced to avoid any payments or benefits being nondeductible by the Company.

Mr. Clementi

On March 14, 2008, World Fuel Services, Inc., our principal subsidiary engaged in the aviation fuel services business (“WFS”), entered into a new employment agreement with Mr. Clementi, President of our aviation segment, effective January 1, 2008. The term of the agreement ends on December 31, 2010, unless earlier terminated, and will automatically extend for successive one year terms unless either party provides written notice to the other 60 days prior to the expiration of the term that such party does not want to extend the term. Pursuant to the agreement, Mr. Clementi received a sign-on bonus of $250,000 and a sign-on grant of 50,000 SSARs issued pursuant to the 2006 Omnibus Plan. During the term of the agreement, Mr. Clementi will receive an annual base salary of $500,000 and, consistent with our pay-for-performance philosophy, will be eligible to receive an annual cash incentive award (referred to in this discussion and the employment agreement as an “annual performance bonus”) tied to the growth in the net after-tax income of the aviation segment as follows:

•	the annual performance bonus will equal a percentage of net after-tax income of the aviation segment minus Mr. Clementi’s base salary; and

•	the annual performance bonus will be allocated between a cash bonus and a restricted stock unit award in certain cases.

In any year where net after-tax income growth of the aviation segment is negative, Mr. Clementi will not be eligible to receive an annual performance bonus. Mr. Clementi’s base salary and annual performance bonus combined cannot exceed $5 million per year. Mr. Clementi will also be eligible to participate in all benefits offered by the Company to its senior executives, including medical and dental insurance, short-term and long-term disability, flexible spending account, life insurance and the 401(k) profit sharing plan.

For purposes of this discussion and the tables that follow, we have assumed that the new employment agreement was effective as of December 31, 2007. The following definitions apply to Mr. Clementi’s new employment agreement:

“cause” means (i) the willful, material failure by Mr. Clementi to perform his duties consistent with his position or to comply with the obligations of the employment agreement, or his willful, material failure to carry out the reasonable and lawful directions of our Board and not curing such failure; (ii) Mr. Clementi’s gross negligence or willful misconduct which is harmful to WFS, monetarily or otherwise, including but not limited to fraud, misappropriation or embezzlement; (iii) use of alcohol, drugs or other similar substances during work hours, other than at a WFS sanctioned event, or at any time in a manner that adversely affects his work performance; (iv) his being charged with a criminal offense that is a felony or misdemeanor involving moral turpitude; or (v) a material breach of the employment agreement, Code of Conduct, Securities Trading policy or any other related corporate and personnel policies generally applicable to our executives or employees that cannot be cured.

“change of control” has the meaning assigned to such term in the WFS By-Laws.

“good reason” means, after a change of control has occurred (i) WFS assigns Mr. Clementi any duties inconsistent in any material respect with his position (including status, title and reporting requirements), authority, duties or responsibilities, or any other action by WFS that results in a material diminution in such position, authority, duties or responsibilities, excluding any action not taken in bad faith and which is remedied by WFS; (ii) any reduction in, or failure to pay, his base salary, other than a reduction or failure that is remedied by WFS; (iii) within two years following a change of control, WFS fails to provide his bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to him in the calendar year immediately preceding the change of control, other than a failure not occurring in bad faith that is remedied by WFS; and (iv) WFS requires him to be based at a location outside of Miami-Dade or Broward County, Florida.

Pursuant to the agreement, we will pay and provide the following to Mr. Clementi if the following termination events occur:

Termination by WFS with Cause, Resignation by Mr. Clementi without Good Reason or Non-Renewal by Mr. Clementi:

•

all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, excluding any bonus earned for any bonus period ending on or before the date of termination if Mr. Clementi resigns without good reason or is terminated by WFS with cause.

Termination by WFS due to Death or Disability:

•

all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination of the agreement; and

•	a prorated bonus for the calendar year in which the agreement was terminated, but only if he would have earned a bonus had he remained employed by WFS for that entire calendar year.

Termination by WFS without Cause or Non-Renewal by WFS:

•

all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination of the agreement;

•	WFS will continue to pay Mr. Clementi his base salary then in effect for the 24 month period (12 month period for non-renewal by WFS) immediately following the date of termination;

•

continued coverage in effect as of the termination date for Mr. Clementi and his covered dependents under the WFS health insurance plans until the earlier of (A) the end of the period during which Mr. Clementi will be eligible for coverage under the WFS health plans pursuant COBRA, and (B) the date Mr. Clementi becomes eligible for health insurance benefits on account of employment or services provided to any other person or entity; provided, however, that as a condition of such benefits, WFS may require Mr. Clementi to elect to continue his health insurance pursuant to COBRA; and

•	a lump sum of $1,500,000 ($750,000 for non-renewal by WFS) within 5 business days of the last day of the “restricted period” (as defined below).

Termination following Change of Control:

•

all accrued but unpaid compensation and benefits to which he is otherwise entitled prior to the date of termination, including any bonus earned for any bonus period ending on or before the date of termination;

•

an amount equal to the sum of (A) two times the annual base salary that Mr. Clementi was entitled to receive at the rate then in effect plus (B) the greater of (x) the annual base salary that Mr. Clementi was entitled to receive at the rate then in effect, and (y) the average of the annual bonuses paid by WFS for the 3 most recently completed calendar years ending on or before the date of termination (including years prior to the effective date of the agreement), such amount to be payable in 24 equal consecutive monthly installments commencing on the first monthly anniversary of the date of termination; and

•

continued coverage in effect as of the termination date for Mr. Clementi and his covered dependents under the WFS health insurance plans until the earlier of (A) the end of the period during which Mr. Clementi will be eligible for coverage under the WFS health plans pursuant to COBRA and (B) the date Mr. Clementi becomes eligible for health insurance benefits on account of employment or services provided to any other person or entity; provided, however, that as a condition of such benefits, WFS may require Mr. Clementi to elect to continue his health insurance pursuant to COBRA.

The agreement requires Mr. Clementi to abide by certain restrictive covenants relating to non-competition and non-solicitation during the term of the agreement and either (i) the two years following termination of employment for any reason other than expiration of the term due to WFS electing not to extend the term or (ii) one year following termination of employment as a result of WFS electing not to extend the term (referred to above as the “restricted period”). Mr. Clementi’s right to receive the foregoing payments and benefits other than the accrued obligations (including any bonus earned for any bonus period ending on or before the date of termination) is conditioned on his compliance with the restrictive covenants and his provision of up to ten hours per calendar month of consulting services to WFS if requested to do so.

Upon termination of Mr. Clementi’s employment other than by WFS with cause, in addition to the amounts and benefits discussed above, Mr. Clementi will be entitled to any rights afforded to him under any equity award agreements arising from the termination of his employment. The agreement also provides that in the event any amount or benefit paid under the agreement, taken together with any amounts or benefits otherwise paid to Mr. Clementi by WFS or any affiliated company, are subject to excise tax payments or parachute payments under Section 4999 of the Code, such amounts or benefits will be reduced but only if and to the extent that the after- tax present value of such amounts or benefits as so reduced would exceed the after-tax value received by Mr. Clementi before such reduction.

The agreement provides that any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service provided that Mr. Clementi is a “specified employee” for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum at the end of such period.

The agreement also provides that the Company must either amend the EIP or adopt a new plan that will allow the entire amount of any bonus payable to Mr. Clementi under his new employment agreement to qualify as performance-based compensation that is exempt from the $1 million deduction limitation imposed by Section 162(m). “Proposal No. 3—Approval and Adoption of the World Fuel Services Corporation 2003 Executive Incentive Plan, as amended and restated as of January 1, 2008,” in this Proxy Statement asks our shareholders to approve the amendments to the EIP. Under the terms of his employment agreement, if our shareholders do not approve the amendments to the EIP, any excess amount over $1 million payable to Mr. Clementi that would not be deductible under Section 162(m) for the year earned would be deferred until a fiscal year in which it would be deductible. Any amount deferred in this manner would be credited with interest at the prime rate as published in the Wall Street Journal.

Francis X. Shea

Although our employment agreement with Francis X. Shea expired on August 31, 2005, he continues to be employed by us as Executive Vice President and Chief Risk and Administrative Officer. Under the terms of his prior employment agreement, Mr. Shea is prohibited from competing with us for a period of one year from the termination of his employment with us.

Potential Payments upon Termination of Employment or Change of Control

The following tables show potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2007 termination date and, where applicable, using the closing price of our common stock of $29.03 (as reported on the NYSE as of December 31, 2007). These tables do not reflect amounts that would be payable to the named executive officers pursuant to benefits and awards that have already vested.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL

	Cash Severance Payment	Continuation of Medical/ Welfare Benefits	Other Cash Compensation(4)	Acceleration and Continuation of Equity Awards(5)(6)		Excise Tax Cut-Back(8)	Total
Mr. Stebbins(1)
Termination by Executive without Good Reason or by Company for Cause	0	0	$16,892	0		0	$16,892
Termination by Company without Cause, by Executive for Good Reason or Non-Renewal(2)	$3,000,000	$172,500	$16,892	$1,128,498	(7)	0	$4,317,890
Change of Control(2)(3)	$5,000,000	$172,500	$16,892	$1,128,498	(7)	0	$6,317,890
Death or Disability	0	0	$16,892	$1,128,498		0	$1,145,390

Mr. Kasbar(1)
Termination by Executive without Good Reason or by Company for Cause	0	0	$153,166	0		0	$153,166
Termination by Company without Cause, by Executive for Good Reason or Non-Renewal(2)	$3,000,000	$172,500	$153,166	$1,128,498	(7)	0	$4,454,164
Change of Control(2) (3)	$5,000,000	$172,500	$153,166	$1,128,498	(7)	0	$6,454,164
Death or Disability	0	0	$153,166	$1,128,498		0	$1,281,664

Mr. Birns
Termination by Executive without Good Reason of by Company for Cause	0	0	0	0		0	0
Termination by Company without Cause(2)	$850,000	$22,500	$100,000	$43,545		0	$1,016,045
Termination by Executive for Good Reason(2)	$850,000	$22,500	$100,000	0		0	$972,500
Change of Control(2)(3)	$850,000	$22,500	$100,000	$441,507		0	$1,414,007
Death or Disability	0	0	$100,000	$43,545		0	$143,545

Mr. Clementi(1)
Termination by Executive without Good Reason, by Company for Cause or Non-renewal by Executive	0	0	0	0		0	0
Termination by Company without Cause(2)	$2,500,000	$22,500	0	$270,995		0	$2,793,495
Non-renewal by Company(2)	$1,250,000	$22,500	0	$270,995		0	$1,543,495
Change of Control(2)(3)	$1,500,000	$22,500	0	$789,101		0	$2,311,601
Death or Disability	0	0	0	$270,995		0	$270,995

	Cash Severance Payment	Continuation of Medical/ Welfare Benefits	Other Cash Compensation(4)	Acceleration and Continuation of Equity Awards(5)(6)	Excise Tax Cut-Back(8)	Total
Mr. Shea
Termination by Executive for any reason or by Company for Cause	N/A	N/A	N/A	0	N/A	0
Termination by Company without Cause	N/A	N/A	N/A	$192,549	N/A	$192,549
Change of Control(3)	N/A	N/A	N/A	$317,796	N/A	$317,796
Death or Disability	N/A	N/A	N/A	$192,549	N/A	$192,549

(1)	For the purposes of this table, we have assumed that the agreements with Messrs. Stebbins, Kasbar and Clementi that were entered into in March 2008 were effective as of December 31, 2007.

(2)	Please see the discussion immediately preceding this table on pages 39, 40 and 43 regarding the obligations the executive must fulfill in order to receive these payments and benefits, such as satisfying restrictive covenants for a certain period of time after the termination event before any cash severance payment is made, and our right to not pay or provide these benefits or discontinue the payment and provision of these benefits if the executive fails to satisfy such obligations.

(3)	For the purposes of this table, we have assumed that a change of control occurred effective December 31, 2007.

(4)	This column shows any other cash compensation that is due the executives such as bonus and deferred compensation. The amounts in this column for Messrs. Stebbins and Kasbar reflect deferred compensation, including interest, which would be paid to them as of December 31, 2007. None of the executives earned an annual cash incentive award in 2007 under the EIP. Mr. Birns received a guaranteed minimum bonus of $100,000 in connection with his recruitment.

(5)	The amounts in this column relating to both SSARs and performance-related SSARs represent the value of unvested and accelerated awards as of December 31, 2007, calculated by multiplying the number of accelerated awards by the difference between the exercise price and the closing price of our common stock on December 31, 2007. The amounts in this column relating to both restricted stock and performance-related restricted stock represent the value of unvested and accelerated stock as of December 31, 2007, calculated by multiplying the number of accelerated shares by the closing price of our common stock on December 31, 2007.

(6)	Under the change of control scenario, we have assumed that the share-based payment awards for each executive were not assumed or substituted by the successor company in order to show the full value that each executive would receive as a result of accelerating the vesting of the executive’s outstanding awards upon the occurrence of a change of control. If such awards are assumed or substituted by the successor company, their vesting terms would not be accelerated. In the case of Messrs. Clementi and Shea, a portion of their equity awards, $200,626 for Mr. Clementi and $159,571 for Mr. Shea, will immediately vest upon the occurrence of a change of control regardless of whether the successor company assumes or substitutes such awards.

(7)	Please see the discussion immediately preceding this table on page 39 regarding the acceleration of equity awards with multiple annual performance conditions under these termination scenarios.

(8)	Please see the discussion immediately preceding this table on pages 39, 41 and 43 for the terms of the excise tax cut-back for each of the executives, with the exception of Mr. Shea who is not subject to such a cut-back.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

Related person transactions can create actual or potential conflicts of interests and can create the appearance that certain decisions may not be in the best interest of the Company or our shareholders. Therefore, our Board has adopted a written policy with respect to related person transactions. It is our policy that, as a general matter, we should avoid related person transactions except in circumstances where the transaction is not inconsistent with our best interests, such as obtaining products or services that are not readily available from alternative sources or when the transaction meets the standards that apply to similar transactions with unrelated third parties.

For purposes of our policy, we review all of the following relationships and transactions, between us and:

•	our directors and executive officers, including persons who have at any time since the beginning of our last fiscal year served in that role and any nominees to become a director;

•	any person we know to be the beneficial owner of more than 5% of any class of our voting securities; and

•	any immediate family member or any person (other than tenants or employees) sharing the household of any of the foregoing.

Pursuant to our policy, the Governance Committee will review any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (including any of our subsidiaries) was, is or will be a participant and the amount involved exceeds $10,000, and in which any related person had, has or will have a direct or indirect interest. The foregoing rule will not be applied (i) where the related person is an executive officer or a director whose compensation is required to be, or otherwise would be required to be, reported under the SEC’s compensation disclosure requirements, (ii) to any transaction with a public corporation where the related person’s only relationship is as a beneficial owner of less than 1% of that corporation’s publicly traded securities or (iii) to any transaction where the related person’s interest arises solely from the ownership of our common stock and where all shareholders received the same benefit on a pro rata basis (e.g. dividends).

The Governance Committee reviews any such related person transaction and determines whether to approve any such transaction. The Governance Committee will analyze the following factors, in addition to any other factors the Governance Committee deems appropriate, in determining whether to approve a related person transaction:

•	the benefits to us;

•	the impact on a director’s independence, if relevant;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally.

A related person transaction will only be approved by the Governance Committee if the Governance Committee determines that the related person transaction is not inconsistent with our best interests and those of our shareholders. The Governance Committee’s approval is not a directive to enter into the related person transaction, rather it is evidence that the Governance Committee does not object to the transaction based on relatedness issues. Annually, the Governance Committee will review any ongoing related person transactions to determine whether it remains in our best interests and those of our shareholders to continue, modify or terminate the transactions.

In September 2007, Mr. Kasbar, our President and Chief Operating Officer, acquired a 20% interest in The Equitium Group LLC (“Equitium”). Equitium has provided consulting services to the Company on a variety of matters since 2005. The Company paid Equitium approximately $220,500 in fees for consulting services rendered from September 2007 through December 2007. The Governance Committee reviewed the Company’s relationship with Equitium in accordance with our policy and procedures with respect to related person transactions and determined that Equitium’s continued service to the Company was in the best interest of the Company and our shareholders. Equitium has not provided the Company any consulting services in 2008.

There were no other reportable transactions in 2007.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC

ACCOUNTING FIRM

Introduction

In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to act as our independent registered certified public accounting firm for fiscal year 2008.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. If the shareholders do not ratify the selection of PwC as our independent registered certified public accounting firm, other independent registered certified public accounting firms will be considered by our Audit Committee, but the Audit Committee may nonetheless choose to engage PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered certified public accounting firm at any time during the year if it determines that such a change would be in the best interest of World Fuel and our shareholders.

Representatives of PwC are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

Fees and Services of PricewaterhouseCoopers LLP

The following table presents aggregate fees for professional audit services rendered by our independent registered certified public accounting firm, PwC, for the audit of our consolidated financial statements for the fiscal years ended December 31, 2007 and 2006, and fees billed for other services rendered by PwC during those periods.

Services Rendered	2007	2006
Audit Fees	$2,636,153	$2,564,000
Audit-Related Fees	$672,517	$104,000
Tax Fees	$—	$—
All Other Fees	$—	$12,000

Total	$3,308,670	$2,680,000

Audit Fees. These amounts represent fees for professional services rendered for the audits of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of the quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits, the assessment of our internal control assertions required by Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC filings and accounting consultations on matters related to the annual audits or interim reviews.

Audit-Related Fees. These amounts primarily represent fees for professional services rendered for the audit of the financial statements of our employee benefit plans and of a potential acquisition, as well as professional services rendered relating to the implementation of our enterprise integration project.

Tax Fees. In the interest of auditor independence, the audit committee has elected to segregate tax services from audit services.

All Other Fees. These amounts represent subscription fees for accounting research software.

The Audit Committee approved all services provided by, and all fees paid to, PwC. The audit committee has considered the services provided by PwC as described above and has determined that such services are compatible with maintaining PwC’s independence.

The Audit Committee approved a policy that authorizes the Chairman of the Audit Committee to pre-approve audit and non-audit services to be provided by the independent registered certified public accounting firm so long as such services: (a) involve fees of less than $10,000, and (b) are subsequently reported to and approved by the full Audit Committee. Pursuant to this policy, all audit and non-audit services to be provided by the independent registered certified public accounting firm, involving fees of $10,000 or more, must be pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

FOR THE 2008 FISCAL YEAR

PROPOSAL NO. 3 – APPROVAL AND ADOPTION OF WORLD FUEL SERVICES

CORPORATION 2003 EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED

EFFECTIVE JANUARY 1, 2008

Introduction

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to its chief executive officer, or its 3 next most highly compensated officers other than its chief financial officer. The 2003 Executive Incentive Plan, or EIP, is intended to qualify under one of the exceptions in Section 162(m), which provides that compensation that is “performance-based” is not subject to the Section 162(m) limitation for the federal income tax deduction. For compensation paid under a plan to be “performance-based,” our Compensation Committee must establish in advance one or more objective performance standards that must be achieved for the compensation to be paid and, at the end of the performance period, certify that the performance standard has been met. In addition, the maximum amount of compensation that can be paid must be determinable.

To maintain the deductibility of potential annual cash incentive awards payable for 2008 and thereafter, and long-term incentive awards granted in 2008 or thereafter, to our senior executives covered by Section 162(m), we are requesting shareholder approval of the EIP, as amended and restated effective as of January 1, 2008 (the “Restated EIP”). The EIP was adopted and approved by our shareholders on May 27, 2004. The Restated EIP was adopted by our Board on April 23, 2008 but will not become effective unless and until approved by the shareholders.

At the annual meeting, shareholders will be asked to approve the Restated EIP. The primary differences between the EIP and the Restated EIP are as follows:

•

The Restated EIP would increase the maximum amount for annual awards. The EIP currently limits the amount that can be awarded as an annual award to $1.5 million. The Restated EIP will increase the limit by $3.5 million to $5 million.

•

The Restated EIP would increase the maximum amount for long-term incentive awards (LTIP). The EIP currently limits the amount that can be awarded as a long-term incentive award to $2.5 million. The Restated EIP will increase the limit to the amount equal to $5 million multiplied by the number of years (and fractions thereof) in the performance period of the particular LTIP.

•

Under the Restated EIP awards payable in the form of the Company’s common stock would not be subject to the foregoing limitations but instead would be subject to the limitations, terms and conditions of the Company’s 2006 Omnibus Plan as amended (the “Omnibus Plan”) (or any successor plan for equity awards adopted by the Company). The Omnibus Plan was last approved by the Company’s shareholders on June 20, 2006.

•

The list of performance criteria that may be used to determine entitlement to awards has been expanded under the Restated EIP, and revisions have been made to the types of adjustments that may be made in applying those performance criteria.

•

Awards under the Restated EIP that are considered to be “non-qualified deferred compensation plans” for purposes of Section 409A of the Code would be subject to the applicable requirements of Section 409A of the Code, including rules regarding the timing of payments and any deferral elections.

The other principal features of the Restated EIP are summarized below. The following summary of the Restated EIP does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Restated EIP which is attached as Annex C to this Proxy Statement.

Summary Description of the Restated EIP

The purpose of the Restated EIP continues to be to motivate and reward senior executives of the Company by providing such executives with both annual and long-term incentive compensation which is tied to the achievement of pre-established and objective performance goals, and to enable such compensation to qualify as “performance-based compensation” that is exempt from the deduction limitations imposed by Section 162(m) of the Code.

The Restated EIP is currently administered by our Compensation Committee (the “Committee”). The Committee designates all participants in the Restated EIP and determines all target awards, performance goals and performance criteria under the Restated EIP. The performance goals and corresponding target awards must be established by the Committee within 90 days after the commencement of the performance period for the award, and at a time when the outcome is substantially uncertain, or such other period as may be permitted or required to qualify as “performance-based” compensation under Section 162(m).

Performance goals generally are based on the financial performance of the Company. The Committee in its sole discretion may use one or more of the following business criteria for the Company, on a consolidated basis, and/or for any subsidiary, affiliate or business or geographical unit of the Company and/or any subsidiary or affiliate (except with respect to the total shareholder return and earnings per share criteria): (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, equity, or sales; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state, federal or foreign and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction, (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) stock price; and/or (19) funds from operations. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a group of companies or a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are selected by the Committee. The Committee is required to exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

The Committee, in its sole discretion, may decrease or eliminate any award at any time prior to payment of the award. However, the Committee may not exercise discretion to increase the amount of any award to any person who is, or who the Committee reasonably believes may be, a an officer with respect to which the Section 162(m) deduction limitations apply in the year in which the Company expects to claim an income tax deduction for all or any portion of the award. In determining whether an award will be reduced or eliminated, the Committee may consider such individual or business performance criteria as it deems appropriate, including, but not limited to, the Company’s cash flow, net income, pre-tax income, net revenue, EBITDA, operating income, diluted earnings per share, earnings per share, gross margin, return on sales, return on equity, return on investment, cost reductions or savings, funds from operations, appreciation in the fair market value of the Company’s stock, and any other relevant operating and strategic business results of the Company (or any division, subsidiary or segment thereof) applicable to an individual participant.

For 2008, the five named executive officers are the only participants in the Restated EIP. Under the Restated EIP, these executives are eligible to receive annual awards upon achievement of annual performance targets, which targets are based on the growth in net after-tax income of the Company (the aviation segment in the case of Mr. Clementi) and other yearly objectives determined by the Committee. The Restated EIP also provides for LTIP awards that can be earned by participants upon achievement of long-term performance goals. LTIP awards are designed to reward strong financial performance on a sustained basis over a period of years.

The Committee may, in its sole and absolute discretion, permit the executives to defer awards earned under the Restated EIP on such terms and conditions as may be approved by the Committee. Any deferred amounts will earn interest at the prime rate, with a maximum rate of 10% per year. Any such deferrals would need to be made in a manner that would comply with the requirements of Section 409A of the Code.

In the event of a participant’s death or disability, a Change of Control (as defined in the Restated EIP), or another circumstance or event specified by the Committee that does not cause the award to be subject to deduction limitations imposed by Section 162(m), occurs before the performance goal applicable to the award is achieved, the Committee may determine that, irrespective of whether the performance goal is thereafter achieved, the participant shall receive a portion of the award, in an amount to be determined by the Committee. Under the EIP prior to the restatement, the amount of this accelerated award could not exceed the amounts accrued as compensation expense for the original award by the Company through the end of the last fiscal quarter ending before the date of the acceleration event. This limitation has been deleted in the Restated EIP.

The Committee may amend or terminate the Restated EIP by resolution at any time as it shall deem advisable; provided, however, that the Committee may not amend the Restated EIP to change the method for determining awards for covered employees, or change the individual award limit set forth above, without shareholder approval. Furthermore, the Committee cannot amend the Restated EIP if such amendment would impair the rights of a participant to any award already granted.

Federal Income Tax Consequences

Section 162(m) limits the deductibility of certain compensation in excess of $1 million per year paid to any “covered employee” (i.e., the Company’s chief executive officer and its other three most highly-compensated executive officers other than the Company’s chief financial officer). The Restated EIP is intended to address the limitation on deductibility by providing for compensation that qualifies as “performance-based compensation,” which is not subject to the Section 162(m) limitations.

It is intended that compensation paid under the Restated EIP will qualify as “performance-based compensation” within the meaning of Section 162(m) if the following conditions are met:

(1) it is payable solely on the attainment of a pre-established, objective performance goal and subject to the limitations on award amounts set forth in the Restated EIP;

(2) the Committee, which is comprised solely of outside directors, approves the maximum individual awards at or near the beginning of each performance period;

(3) the Restated EIP, which sets forth the material terms of the compensation and the performance goal, is disclosed to and approved by shareholders before payment; and

(4) the Committee certifies that the performance goal has been satisfied before payment.

New Plan Benefits

The following table indicates the amount of the maximum annual cash incentive awards payable for 2008 to each of the named executive officers if the performance goals under the Restated EIP are attained. The performance goals for 2008 relate to the Company’s net after-tax income growth for Messrs. Stebbins, Kasbar, Birns and Shea, and net after-tax income growth of our aviation segment for Mr. Clementi. Only the five named executive officers participate in the Restated EIP.

Name and Position	Maximum Annual Cash Incentive Award Payable for 2008
Paul H. Stebbins,	$1,293,750
Chairman and Chief Executive Officer
Michael J. Kasbar,	$1,293,750
President and Chief Operating Officer
Ira M. Birns,	$400,000
Executive Vice President and Chief Financial Officer
Michael S. Clementi,	$2,500,000
President of World Fuel Services, Inc.
Francis X. Shea,	$488,000
Executive Vice President and Chief Risk and Administrative Officer

Vote Required

The amendments to the EIP requires the affirmative vote of a number of shares which exceeds the number of shares voted against the amendments. The Board has unanimously approved the amendments to the EIP and believes that these amendments are in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL AND ADOPTION OF THE WORLD FUEL SERVICES CORPORATION 2003 EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2008

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Shareholder proposals submitted for inclusion in our proxy materials for the 2009 annual meeting of shareholders should be addressed to the attention of the Corporate Secretary and must be received at our principal office, 9800 Northwest 41 st Street, Miami, Florida 33178, no later than December 30, 2008. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies. In addition, if you intend to present your proposal for action at the 2009 annual meeting of shareholders without submitting such proposal for inclusion in the proxy materials, you must notify us no later than March 16, 2009.

OTHER MATTERS

Neither the Board nor management knows of any matters other than those items set forth above that will be presented for consideration during the annual meeting. However, if other matters should properly come before the annual meeting, it is intended that the persons named in the proxies will vote on such matters in accordance with their best judgment.

Appendix A

WORLD FUEL SERVICES CORPORATION

GOVERNANCE COMMITTEE CHARTER

ARTICLE I. PURPOSE

The primary function of the Governance Committee (the “Committee”) is to ensure that the governance system of the Board of Directors (the “Board”) works well, with specific responsibility (1) to recommend to the Board the Corporate Governance Principles applicable to the Company; (2) to lead the Board in its annual performance evaluation of the Board and individual members; (3) to identify individuals qualified to become members of the Board, and to recommend to the Board the director nominees for the next annual meeting of shareholders; and (4) to recommend to the Board the members to serve on the Board’s committees.

ARTICLE II. COMPOSITION

Only the independent members of the Board shall serve on the Committee, although the CEO and other members of management may be invited to attend meetings. A director shall be independent as defined by the requirements of the New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”), and the Company’s Corporate Governance Principles. The Committee will have at least three members, and all the independent directors will comprise the first Committee. Members of the Committee will be appointed, removed and replaced by the Board. At the organizational meeting of the Board following the annual meeting of shareholders, the members of the Committee will designate a chairperson to serve until the following annual meeting.

ARTICLE III. MEETINGS

The Committee will meet in executive session, without members of management, prior to each scheduled Board meeting and at such other times as called by the Committee Chair or another director. The chair will circulate an agenda to each member prior to each meeting. Each meeting will be presided over by the Chairman of the Committee.

ARTICLE IV. DUTIES AND RESPONSIBILITIES

•	Make recommendations to the Board concerning the criteria for Board membership and the size and composition of the Board.

•

Review the qualifications of and recommend to the Board nominees for directors to be submitted to the shareholders for election at each annual general meeting and nominees for directors to be elected by the Board to fill vacancies and newly created directorships.

•	Review and consider candidates for election as directors submitted by shareholders.

•

Exercise sole authority to retain the services of a search firm to identify director candidates, and to approve the search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the Committee, for payment of fees to any advisors employed by the Committee.

•	Recommend overall compensation for directors.

•	Review and recommend committees and their structure for the Board.

•	Recommend performance criteria for the Board and review the procedures, the effectiveness and the performance of the Board as a whole, the individual directors and the Board committees.

A-1

•	Consider questions of possible conflicts of interest of Board members and of senior executives.

•	Consider and approve all related person transactions in accordance with the Company’s Policies and Procedures with respect to Related Person Transactions.

•	Annually evaluate the performance of the Company’s top five executive officers and discuss any changes to the executives’ compensation recommended by the Compensation Committee.

•	With the Compensation Committee consider management development and succession.

•	Annually review the corporate governance principles and committee charters and recommend to the Board any needed changes.

•	Form and delegate authority to subcommittees.

•	Annually review the Committee’s own performance.

•	Report regularly to the Board on the performance of the Committee’s duties and responsibilities.

In performing their responsibilities, Committee members may rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Company whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

Amended: February 25, 2008

A-2

Appendix B

WORLD FUEL SERVICES CORPORATION

AUDIT COMMITTEE CHARTER

(The Board of Directors initially adopted this Charter on May 24, 2000 and last revised and adopted the Charter on February 25, 2008.)

PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

•	Monitor the Company’s financial reporting process and internal control system.

•	Monitor the independence and qualifications of the Company’s independent auditors.

•	Monitor the performance of the Company’s independent auditors and internal auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Committee and its chairman shall have unrestricted access to Company management, its internal auditors and financial staff, and its independent auditors in carrying out the Committee’s responsibilities. The Committee is authorized to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, and others to assist it in the conduct of any investigation. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor, to pay any advisors employed by the Committee and to pay other Committee expenses that are necessary and appropriate in carrying out its duties.

COMPOSITION

The Committee shall consist of at least three independent directors, each of whom shall have no relationship to the Company that may interfere with the exercise of his or her independent judgment. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). All members of the Committee shall be “financially literate,” i.e., all members shall have a basic understanding of finance and accounting, including the ability to read financial statements, and at least one member shall have accounting or related financial management expertise. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. Members of the Committee shall not simultaneously serve on the audit committees of more than two other public companies unless the Board of Directors (the “Board”) determines that simultaneous service would not impair the ability of the member to effectively serve on the Committee and the Board discloses this determination in the Company’s annual Proxy Statement.

MEETINGS

The Committee shall meet at least quarterly and at such other times as circumstances require. The Committee shall meet periodically with management, with the internal auditors (or other personnel responsible for the internal audit function), and with the independent auditors, in separate sessions.

RESPONSIBILITIES AND DUTIES

The Committee’s responsibility is one of oversight. Company management is responsible for preparing the Company’s financial statements. In providing oversight, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

General

The Committee’s responsibilities consist of the following:

•	Review and update this charter at least annually.

•

Meet to review and discuss with management and the independent auditors the Company’s Form 10-Q report prior to its filing, and the results of the independent auditors’ review of interim financial information pursuant to Statement on Auditing Standards 61. Such meeting shall include a review and discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”).

•

Meet to review and discuss with management and the independent auditors the Company’s Annual Report on Form 10-K prior to its filing, including the financial statements contained therein and the disclosures made in the MD&A section thereof.

•

Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Discussions of earnings press releases as well as financial information and earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). Discussions need not occur in advance of each earnings press release or each instance in which earnings guidance is provided.

•

Review with the independent auditors their judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by management.

•	Perform an annual evaluation of the performance of the Committee.

•

Report regularly to the Board on the performance of the Committee’s responsibilities and duties, as well as any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

•	Assist the Board in its oversight of the integrity of the Company’s financial statements.

•	Review the disclosures and certifications of the Company’s Chief Executive Officer and Chief Financial Officer under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

Independent Auditors

The independent auditors for the Company are accountable, and report directly, to the Committee. The Committee shall have the sole authority to: (i) retain, evaluate and terminate the Company’s independent auditors; (ii) approve fees and other compensation paid to the auditors; and (iii) resolve any disagreements between management and the independent auditors regarding financial reporting. The Committee shall pre-approve all auditing and permitted non-auditing services of the independent auditors, subject to de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Committee prior to completion of the audit. The Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Committee shall review the performance of the auditors at least annually and shall:

•

Ensure that the independent auditors submit to the Committee at least annually a formal written statement describing all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

•

Review and evaluate the qualifications, performance, and independence of the independent auditors and of the lead audit partner of the independent auditors, and present its conclusions with respect to the independent auditors to the full Board not less frequently than annually. The Committee should also consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditors.

•	Review the independent auditors’ annual audit plan, and discuss the scope and results of the audit with the auditors prior to releasing year-end earnings.

•	Assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Securities Exchange Act of 1934.

•	Review and pre-approve requests for any management consulting engagement with the independent auditors, and set clear hiring policies for employees or former employees of the independent auditors.

•

Discuss with the independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, including the adoption and/or application of, or changes to, the Company’s significant auditing and accounting principles and practices, any difficulties encountered in the audit, and any significant disagreements with management and management’s responses thereto.

•

Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any material issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•

Review and discuss quarterly reports from the independent auditors on: (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the consequences of such alternative treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

•

At least annually, obtain and review a report by the independent auditors describing: the accounting firm’s quality-control procedures, any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

Internal Audit

The Committee shall:

•	Review with management and the Chief Audit Executive (CAE) the responsibilities, plans, activities, staffing and organizational structure of the internal audit function.

•	Assist the Board in its oversight of the performance of the CAE and the Company’s internal audit function.

•	Review and concur in the appointment, replacement or dismissal of the CAE.

•	Review significant reports prepared by the internal audit department together with management’s responses and follow-up to those reports.

Legal Compliance

The Committee shall:

•	At least annually, review with Company counsel any legal matters that could have significant impact on the Company’s financial statements or its compliance with applicable laws and regulations.

•	Assist the Board in its oversight of the Company’s compliance with legal and regulatory requirements.

Other Matters

The Committee shall:

•	Annually prepare a report to shareholders as required by the Commission for inclusion in the Company’s annual Proxy Statement.

•

Review and discuss with management and the independent auditors the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management programs.

•	Monitor and review annually the Company’s compliance with its Code of Corporate Conduct.

•	Review the policies and procedures with respect to officers’ expense accounts and perquisites, and consider the results of any review of the areas by the internal auditors or the independent auditors.

•	Perform such other functions as may be necessary or appropriate under law, the Company’s Charter or By-Laws or as directed by the Board.

•	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors. The Committee is authorized to retain these advisors without seeking Board approval.

•	Form, and delegate authority to, subcommittees when it deems appropriate.

•

Establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls, and auditing matters; and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

In performing their responsibilities, Committee members may rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Company whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

Appendix C

WORLD FUEL SERVICES CORPORATION

2008 EXECUTIVE INCENTIVE PLAN

(As amended and restated effective as of January 1, 2008)

The World Fuel Services Corporation 2003 Executive Incentive Plan (the “Plan”), is hereby amended and restated by World Fuel Services Corporation, a Florida corporation (the “Company”) effective as of January 1, 2008, and shall apply to such employees of the Company (each a “Participant” and collectively, the “Participants”) as may be designated by the Committee (as defined below) from time to time.

ARTICLE 1—Introduction and Purpose of Plan

1.1 Plan Effective Dates. The Plan was originally adopted on April 1, 2002 as the “2002 Annual Incentive Plan,” for the purpose of issuing Annual Incentive Awards. The 2002 Annual Incentive Plan was amended and restated effective January 1, 2003, in order to authorize the grant of Long-Term Incentive Awards in addition to Annual Incentive Awards and was renamed the “2003 Executive Incentive Plan” (the “2003 Plan”). This Plan document amends and restates the terms of the 2003 Plan. From and after the date hereof, the Plan will be known as the “World Fuel Services Corporation 2008 Executive Incentive Plan.”

1.2 Purpose of Plan. The purpose of the Plan is to motivate and reward senior executives of the Company by providing such executives with both annual and long-term incentive compensation which is tied to the achievement of pre-established and objective performance goals, and to enable such compensation to qualify as “performance-based compensation” that is exempt from the deduction limitations imposed by Section 162(m) of the Code.

ARTICLE 2—Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth in this Article 2 unless a different meaning is clearly required by the context:

“Accelerated Award” shall have the meaning set forth in Section 5.2 hereof.

“Acceleration Event” shall have the meaning set forth in Section 5.2 hereof.

“Annual Incentive Award” means an Incentive Award made pursuant to Section 4.1 with a Performance Cycle of one year or less.

“Award” or “Incentive Award” means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

“Award Period” means, with respect to any Performance Cycle, the period during which the Committee must establish the Performance Goal for any Award. The Award Period shall be the first ninety (90) days after commencement of the Performance Cycle, provided that the outcome is substantially uncertain at the time the goals are established, or such other period as may be permitted or required to qualify as “performance-based compensation” under Section 162(m) of the Code.

“Board of Directors” or “Board” means the Board of Directors of World Fuel Services Corporation.

“Change of Control” means any one of the following events:

(a) any person or “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan or plans of the Company and its subsidiaries, becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or

(b) any merger, consolidation, reorganization or similar event of the Company or any of its subsidiaries, as a result of which the holders of the voting stock of the Company immediately prior to such merger, consolidation, reorganization or similar event do not directly or indirectly hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity; or

(c) the individuals who, as of March 1, 2003 (the “Effective Date”), constitute the Board of Directors of the Company (the “Board” generally and as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board, or in the case of a merger or consolidation of the Company, do not constitute or cease to constitute at least two-thirds (2/3) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly by another corporation or entity, do not constitute or cease to constitute at least two-thirds (2/3) of the board of such controlling corporation or do not have or cease to have at least two-thirds (2/3) of the voting seats on any body comparable to a board of directors of such controlling entity, or if there is no body comparable to a board of directors, at least two-thirds (2/3) voting control of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the Effective Date whose election, or nomination for election, was approved by a vote of the persons comprising at least two-thirds (2/3) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest), shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(d) there is a liquidation or dissolution of the Company or all or substantially all of the assets of the Company have been sold.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board of Directors, a subcommittee thereof, or such other committee as may be appointed by the Board of Directors. The Committee shall consist of two or more persons who qualify as “outside directors” within the meaning of Section 162(m) of the Code.

“Company” means World Fuel Services Corporation, or any entity that is directly or indirectly controlled by World Fuel Services Corporation.

“Covered Employee” shall have the meaning assigned to such term in Code Section 162(m)(3), as interpreted by Treasury Regulations and other applicable guidance.

“Disability” means any physical or mental disability of a Participant which, after the expiration of more than twelve (12) months (or such shorter period as may be acceptable to the Committee), is determined to be total and permanent by an independent physician mutually agreed upon by the Participant and the Committee.

“Long-Term Incentive Award” means an Incentive Award made pursuant to Section 4.1 with a Performance Cycle of more than one year.

“Participant” means (i) a “Covered Employee” who has been selected by the Committee as a participant in the Plan during a Performance Cycle, and (ii) each other employee who has been selected by the Committee as a participant in the Plan during a Performance Cycle.

“Performance Cycle” means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned. The Performance Cycle for Annual Awards shall be the Company’s fiscal year, or such other shorter period as is designated by the Committee. The Performance Cycle for Long-Term Awards is three (3) years, or such other period in excess of one (1) year as is designated by the Committee.

“Performance Goal” means the performance goal established by the Committee for a Participant (or group of Participants). The Performance Goal shall be established during the Award Period for that Award.

“Performance Measures” means one or more of the following business criteria for the Company, on a consolidated basis, and/or for any subsidiary, affiliate or business or geographical unit of the Company and/or any subsidiary or affiliate (except with respect to the total shareholder return and earnings per share criteria): (1) earnings per share or diluted earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, equity, or sales; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state, federal or foreign and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification and/or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction, (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; (18) stock price; and/or (19) funds from operations. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a group of companies or a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are selected by the Committee. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

ARTICLE 3—Plan Administration

The Committee shall have full discretion, power and authority to administer and interpret the Plan and to establish rules and procedures for its administration as the Committee deems necessary and appropriate. Any interpretation of the Plan or other act of the Committee in administering the Plan shall be final and binding on all Participants.

ARTICLE 4—Awards

For each Performance Cycle, the Committee shall determine the amount of a Participant’s Award as follows:

4.1 In General. During the Award Period, the Committee will select Participants to receive Awards hereunder and establish in writing: (i) an objective Performance Goal or Goals for each Participant based upon one or more Performance Measures to be achieved over the applicable Performance Cycle; (ii) the specific amount of the Performance Award that will be paid to each Participant if his or her Performance Goal or Goals are achieved; (iii) the Performance Cycle for the Award; and (iv) the method by which such Performance Awards shall be calculated. The Committee may, in its discretion, set different Performance Goals and Awards for each Participant. If any event occurs during a Performance Cycle which requires changes in Performance Goals or Awards to preserve the incentive features of the Plan, the Committee may make appropriate adjustments thereto.

4.2 Amount of Performance Award. Each Participant shall be eligible to receive a Performance Award if the Participant’s Performance Goal for the Performance Cycle has been achieved. The maximum amount of a Participant’s Award shall be set by the Committee during the Award Period; provided, however, that in no event shall any Participant’s Award exceed Five Million Dollars ($5,000,000.00) in the case of Annual Awards, or exceed Five Million Dollars ($5,000,000.00) multiplied by the number of completed fiscal years of the Company (and fractions thereof) that are included within the Performance Cycle in the case of Long-Term Incentive Awards; and further provided, that the foregoing limitations shall not apply to accrued interest on Awards deferred pursuant to Article 5 of the Plan. The Committee may specify as to each Award the form of payment of the Award (cash, stock, restricted stock, and/or other property), so long as the maximum value of the Award, as determined by the Committee, that is payable in cash or property other than shares of the Company’s common stock shall not exceed the maximum Award permitted under this Section 4.2. Awards paid in shares of the Company’s common stock shall not be subject to the foregoing limitation but instead shall be subject to the limitations, terms and conditions of the Company’s 2006 Omnibus Plan, as amended (or any successor plan for equity awards adopted by the Company) applicable to Performance Units (as defined in that plan). The actual amount of a Participant’s Award may be adjusted or eliminated by the Committee as set forth in Sections 4.3 and 5.2 below.

4.3 Adjustment of Awards. The Committee, in its sole discretion, may decrease or eliminate any Award at any time prior to payment of the Award but may not exercise discretion to increase any Award to any person who is, or who the Committee reasonably believes may be, a Covered Employee in the year for which the Company expects to claim an income tax deduction for all or any portion of the Award. In determining whether an Award will be adjusted or eliminated, the Committee may consider such individual or business performance criteria as it deems appropriate, including, but not limited to, the Company’s cash flow, net income, pre-tax income, net revenue, EBITDA, operating income, diluted earnings per share, earnings per share, gross margin, return on sales, return on equity, return on investment, cost reductions or savings, funds from operations, appreciation in the fair market value of the Company’s stock, and any other relevant operating and strategic business results of the Company (or any division, subsidiary or segment thereof) applicable to an individual Participant.

ARTICLE 5—Payment of Awards

5.1 Payment and Deferral. Payment of any Award to a Participant shall be made after written certification by the Committee that the Performance Goal for the Performance Cycle was achieved, and any other material terms of the Performance Goal were satisfied. The Award shall be payable within ninety (90) days after the end of the Performance Cycle, provided that the written certification required by this Article has been issued by the Committee before such date. The Committee, in its sole and absolute discretion, may permit Awards to be deferred by the Participant on such terms and conditions as may be approved by the Committee, subject to the provisions of Section 7.11 hereof. Deferred Awards shall bear interest at a floating rate equal to the “prime” rate, as published in The Wall Street Journal from time to time, but such rate shall in no event exceed ten percent (10%) per year.

5.2 Acceleration. If a Participant’s death or Disability, a Change of Control, or another circumstance or event specified by the Committee that does not cause the Award to be subject to the deduction limitations imposed by Section 162(m) of the Code (an “Acceleration Event”) occurs before the Performance Goal applicable to an Award is achieved, the Committee may determine that, irrespective of whether the Performance Goal is thereafter achieved, the Participant shall receive a portion of the Award, in an amount to be determined by the Committee (the “Accelerated Award”). The Committee’s determination under this Section 5.2 may be made before or after the occurrence of any Acceleration Event. Any Accelerated Award pursuant to this

Section 5.2 shall be paid within ninety (90) days after the date of the Acceleration Event. If as a result of a Change of Control or other Acceleration Event a Participant receives an Accelerated Award pursuant to this Section 5.2 and the Participant remains employed by the Company after such event, the Participant shall remain eligible to receive his full Award if the Performance Goal is subsequently achieved, and subject to the other terms of this Plan and any applicable Award agreement; provided, that in such event the full Award shall be reduced by the amount of any Accelerated Award paid to the Participant as a result of the Acceleration Event.

ARTICLE 6—Plan Amendment and Termination

The Committee may amend or terminate the Plan by resolution at any time as it shall deem advisable; provided, however, that if the Plan has been approved by the Company’s shareholders, the Committee may not amend the Plan to change the method for determining Awards for Covered Employees, or the individual award limit under Article 4, without the approval of the Company’s shareholders. No amendment may impair the rights of a Participant to any Award already granted with respect to any Performance Cycle.

ARTICLE 7—Miscellaneous Provisions

7.1 Employment Rights. The Plan does not constitute a contract for employment, and participation in the Plan will not give a Participant the right to continue in the employment of the Company on a full time, part time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any Award or other benefit under the Plan, unless such Award or benefit has specifically been granted by the Committee under the terms of the Plan. The Company reserves the right to terminate any Participant under the terms of such Participant’s employment agreement notwithstanding the existence of the Plan.

7.2 Termination of Employment. Except as may be specifically provided in an Award or in a written agreement between the Participant and the Company, a Participant shall have no right to an Award under the Plan for any Performance Cycle in which the Participant is not actively employed by the Company on the last day of such Performance Cycle. In establishing Awards, the Committee may also provide that in the event a Participant is not employed by the Company on the date on which the Award is paid, the Participant may forfeit his or her right to the Award.

7.3 Gender and Number. Wherever the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

7.4 Applicable Law. Except to the extent superseded by the laws of the United States, the Plan will be governed by the laws of the State of Florida.

7.5 Non-Transferability. No interest of any Participant under the Plan shall be voluntarily sold, transferred, alienated, assigned or encumbered, other than by will or pursuant to the laws of descent and distribution. During the lifetime of any Participant, payment of a Performance Award shall only be made to such Participant. Notwithstanding the foregoing, the Committee may establish such procedures as it deems necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of any Participant’s death.

7.6 Severability. In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

7.7 Withholding. The Company will withhold from any amounts payable under the Plan all federal, state, foreign, city and local taxes as shall be legally required, if any.

7.8 Unfunded Plan. Awards under the Plan shall be paid from the general assets of the Company, and the rights of the Participants to receive awards granted under the Plan will be only those of general unsecured creditors of the Company.

7.9 Code Section 162(m). It is the intent of the Company that all Performance Awards under the Plan qualify as “performance-based compensation” as defined in, and for purposes of, Code Section 162(m)(4)(C), so that the Company’s income tax deductions for such Performance Awards are not disallowed in whole or in part under the Code Section 162(m); provided, the Committee may authorize the payment of Awards that are not deductible under Section 162(m) if the Committee determines that such Awards would nevertheless be in the best interests of the Company and its shareholders.

7.10 Stockholder Approval. The Plan, as amended and restated, shall be submitted for approval by the stockholders of the Company at an annual meeting of the stockholders of the Company. However, such stockholder approval shall not be a condition to the continued effectiveness of the Plan or the right of any Participant to receive any benefits under the Plan as in effect immediately prior to this amendment and restatement of the Plan.

7.11 Code Section 409A.

(a) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(i) Payments under the Section 409A Plan may not be made earlier than (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation”, or (z) the occurrence of an “unforeseeable emergency”;

(ii) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(iii) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(iv) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the words and phrases in quotations in this Section 7.11 shall be defined in the same manner as those words and phrases are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(b) Any Award agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code. Further, in the event that the Plan, any Award agreement or any Award shall be deemed not to comply with Section 409A of the Code, then neither the Company, the Committee nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

IN WITNESS WHEREOF, the Company has caused this Plan document to be signed by the Chairman of the Compensation Committee.

WORLD FUEL SERVICES CORPORATION

By:
Ken Bakshi
Chairman, Compensation Committee

ANNUAL MEETING OF SHAREHOLDERS OF

World Fuel Services Corporation

June 3, 2008

Please date, sign and mail your proxy card in the

envelope provided as soon as possible

¯    Please detach along perforated line and mail in the envelope provided.    ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTORS		THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2
					FOR	AGAINST	ABSTAIN
1. Election of Directors:	NOMINEES:		2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the 2008 fiscal year.	☐	☐	☐
O Paul H. Stebbins O Michael J. Kasbar O Ken Bakshi O Joachim Heel O Richard A. Kassar O Myles Klein O J. Thomas Presby O Stephen K. Roddenberry
☐ FOR ALL NOMINEES		THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3
					FOR	AGAINST	ABSTAIN
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)			3.	To approve and adopt the World Fuel Services Corporation 2003 Executive Incentive Plan, as amended and restated effective as of January 1, 2008.	☐	☐	☐
			4.	In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER

DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION

IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND ON ALL

OTHER PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

To change the address on your account, please check the box at right and indicate your new address in the space provided. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐	Change of Address:

Signature of Shareholder	Date	Signature of Shareholder	Date

Note:

Please sign exactly as your name(s) appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

WORLD FUEL SERVICES CORPORATION

Annual Meeting of Shareholders

of World Fuel Services Corporation

to be Held on June 3, 2008

The undersigned hereby appoints Paul H. Stebbins and Michael J. Kasbar, and each of them severally, as proxies, each with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of common stock of World Fuel Services Corporation held of record on April 16, 2008 by the undersigned at the annual meeting of shareholders to be held on June 3, 2008 or any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be Signed on Reverse Side)